As filed with Securities and Exchange Commission on August 31, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________________

Airborne Wireless Network
(Exact name of registrant as specified in its charter)

Nevada	5961	27-4453740
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4115 Guardian Street, Suite C

Simi Valley, California 93063

310-214-0065

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

Michael J. Warren

Chief Executive Officer

Airborne Wireless Network

4115 Guardian Street, Suite C

Simi Valley, California 93063

805-583-4302

(Name, Address and Telephone Number of Agent for Service)

___________________________

Copies to:
Stephen E. Older, Esq. McGuireWoods LLP 1345 Avenue of the Americas, Seventh Floor New York, New York 10105-0106 (212) 548-2100	Gregory Sichenzia, Esq. Sichenzia Ross Ference Kesner LLP 1185 Avenue of the Americas, 37th Floor New York, New York 10036 Tel: (212) 930-9700

___________________________

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company	☒
		(Do not check if a smaller reporting company)	Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed maximum aggregate offering price(1)	Amount of Registration Fee
Units consisting of: One Share of Common Stock, $0.001 par value per share; and One Warrant to purchase one share of Common Stock	$10,000,000	$1,159
Shares of Common Stock underlying warrants(2)	$11,000,000	$1,275
Warrants to be issued to the placement agents(3)	-	-
Shares of Common Stock underlying placement agents’ warrants(2)(4)	$550,000	$64
Total	$21,550,000	$2,498

__________________

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	No registration fee required pursuant Rule 457(g) under the Securities Act.
(4)	Represents warrants to purchase a number of shares of common stock equal to 5% of the number of shares of common stock placed in this offering as part of the units at an exercise price equal to 110% of the offering price per unit (excluding any shares of common stock underlying the warrants to purchase common stock placed in this offering).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 31, 2017

Units, Each Consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

We are offering by this prospectus up to          units , each consisting of one share of our common stock and one warrant to purchase one share of our common stock at an exercise price equal to $          per share. We are also offering the shares of our common stock that are issuable from time to time upon exercise of the warrants contained in the units. The units are being offered at a price of $          per unit. The units will not be issued or certificated. The shares of common stock and warrants comprising the units are immediately separable and will be issued separately.

Our common stock is not listed on any national securities exchange, and we do not intend to list our common stock on any national securities exchange in connection with this offering. Our common stock is currently quoted on the OTCQB under the symbol “ABWN.” The last reported per share price for our common stock was $1.63, as quoted by the OTCQB on August 30, 2017. There is no established trading market for the warrants.

We have retained placement agents in this offering. We have agreed to pay the placement agents’ fees as set forth in the table below. The placement agents are not required to sell any specific number or dollar amount of our units in this offering, but will use their best efforts to solicit orders to purchase the units offered hereby. This offering will terminate on                   , 2017, unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date. In either event, the offering may be closed without further notice to you.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and applicable Securities and Exchange Commission rules and are, therefore, currently eligible for reduced public company reporting requirements.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$	$
Placement agent fees(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include additional compensation payable to the placement agents. See “Plan of Distribution” for a description of compensation payable to the placement agents.

Because there is no minimum offering amount required as a condition to closing of this offering, the actual public offering amount, placement agents’ fees and net proceeds to us, if any, in this offering are presently not determinable and may be substantially less than the maximum offering amount set forth this prospectus.

Delivery of the units sold hereby, and the closing of this offering, is expected to occur on or about                , 2017.

Aegis Capital Corp.

The date of this prospectus is              , 2017

Please read this prospectus carefully. It describes our business, financial condition, results of operations and prospects. We have prepared this prospectus so that prospective investors will have the information necessary to make an informed investment decision.

Prospective investors should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to such investors. We have not, and the placement agents have not, authorized anyone to provide such investors with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to such investors. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to such investors. This prospectus may only be used where it is legal to offer and sell shares of our common stock and warrants. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of units. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the placement agents are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the placement agents have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the units and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

This summary highlights certain information contained in greater detail elsewhere in this prospectus and does not contain all of the information that prospective investors should consider in making their investment decisions. Before investing in our securities, prospective investors should carefully read this entire prospectus, including our financial statements and related notes, and the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under this summary and under the heading “Risk Factors,” are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. Please see “Cautionary Statement Regarding Forward-Looking Statements.” Prospective investors should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Unless otherwise indicated, references to “we,” “our,” “us,” the “Company,” or “Airborne Wireless” refer to Airborne Wireless Network, a Nevada corporation.

The Company

Airborne Wireless Network is a developmental stage company with the principal business strategy of developing, marketing and licensing a high-speed broadband airborne wireless network by linking commercial aircraft in flight. We call this network the “Infinitus Super Highway” (“Infinitus”). To our knowledge, no commercial broadband airborne network exists in the world today.

We expect Infinitus to provide a low-cost, broadband wireless communication infrastructure by using and modifying existing, small, lightweight, low-power relay station equipment that will be installed onboard aircraft. Each equipped aircraft would have a broadband wireless communication link to one or more neighboring aircraft and/or ground stations. These aircraft and ground stations would form a chain of seamless repeaters or routers providing broadband wireless communication gateways along the entire flight path, essentially creating a digital superhighway in the sky. If a link were to be interrupted, the signal would be redirected to the next participating aircraft or ground station in the chain -- in other words, there would be multiple, simultaneous data connections and thus the system would not rely on a single link.

We intend to act as a wholesale carrier, licensing our bandwidth to data service providers (such as major telecom companies and other Internet service providers) that provide broadband services to end users, to government or related agencies and to companies that desire a more robust private broadband network. We do not plan to license Infinitus directly to consumers. We anticipate that Infinitus will enable our future customers to minimize their infrastructure development time and costs and increase the reliability of their broadband communications systems.

If we can successfully complete the development of Infinitus, Infinitus could provide high-speed broadband internet service to internet users in currently underserved markets, such as those in maritime, rural and remote locations. In addition, Infinitus could improve Internet access and connectivity for customers onboard aircraft in flight. Infinitus could also provide a broadband wireless network that is not vulnerable or susceptible to single points of failure (as is the case with current wireless networks) to government agencies, including those that provide emergency or disaster relief services, or companies seeking a more secure, reliable private data network.

Infinitus will be based on a United States patent that we acquired in August 2016. The patent gives the holder the exclusive right in the United States and countries honoring United States patents to create a fully-meshed, high-speed broadband wireless network by linking commercial aircraft in flight.

We are currently in the process of completing the development of Infinitus, and have not licensed Infinitus to anyone or generated any revenue from our Infinitus business.

Our Plan

We have a three-pronged plan to commercialize Infinitus.

The first prong of our plan is to complete the development and testing of Infinitus and obtain the required certifications from the Federal Aviation Administration (the “FAA”) to install our equipment on commercial aircraft. In May 2017, we completed our first airborne test of the system using two aircraft and a temporary mobile mast system that emulated a ground station. During this first airborne test, the FAA and electromagnetic interference (“EMI”) tests were conducted successfully, demonstrating that use of our system did not interfere with any phase of aircraft operations. We will need to complete the software development and the design and development of the customized hardware to enable Infinitus. When that is substantially complete, we will be able to conduct a much larger test, using up to 20 commercial aircraft. We presently anticipate that we will be able to conduct that test in the first half of 2018, assuming adequate progress in software and hardware development and receipt of additional funding. If that test is successful, our plan would be to commercialize Infinitus within the following six to nine months, provided we are also able to install and activate the ground and control stations required to fully enable Infinitus.

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The second prong of our plan is to enter into agreements with commercial airlines (passenger and cargo) that will allow us to install our equipment on their aircraft, and traditional data transfer providers with which we can partner to support the ground-based system infrastructure required to fully enable Infinitus. We believe that commercial airlines will be amenable to such agreements because they will receive a portion of the revenue from the usage of the equipment and/or Infinitus will enhance their overall customer service by improving internal access and connectivity for airline customers onboard airlines’ flights. We have entered into an agreement with Air Lease Corporation, a leading aircraft leasing company with more than 200 aircraft presently leased to over 80 customers worldwide, as our marketing agent to arrange for airlines to install our equipment on their aircraft. We also believe that traditional data transfer providers will be amenable to such agreements because they will enjoy significantly increased data traffic and associated revenues, as well as additional trade recognition, as a part of enabling Infinitus.

Our initial market will be the continental United States. For the United States, we currently estimate that our Infinitus network would require a minimum of approximately 30 equipped aircraft to establish a coast-to-coast connection. We believe we will need to have our equipment installed on approximately 500 to 600 commercial aircraft to achieve redundancy and obtain an industry acceptable 90% standard connectivity rate. Our goal will be to have Infinitus installed on at least 2,500 commercial aircraft, which we believe will result in approximately 600 commercial aircraft airborne at any particular time to achieve an industry standard of 99.9% or better connectivity rate, which is the current rate of broadband/bandwidth provided by current telephone/ISP providers. These models and network features are being refined during our development phase and will require additional modeling that will, in turn, be verified and ratified through the testing and development phases.

The third prong of our plan is to license our bandwidth to data service providers that provide broadband services to end users, government agencies and companies that currently have private data networks and are seeking to make those networks more robust (or companies that desire such a network). Data service providers could include telecom companies, Internet services providers (“ISPs”), data wholesalers, VOIP carriers and other providers of data communications services to consumers. Government agencies could include the FAA, the Department of Defense, the Transportation Security Administration and federal, state and local agencies that provide emergency or disaster relief services.

Corporate Information

Airborne Wireless Network was formed as a Nevada corporation on January 5, 2011, with the name “Ample-Tee” to engage in the business of promoting, marketing, selling and distributing hard to find ergonomic products for the physically disabled.

On October 20, 2015, our current President, Treasurer and Secretary, J. Edwards Daniels, acquired control of the Company by purchasing from Lawrence Chenard, our former president, 84,400,000 shares of our common stock for a purchase price of $250,000 (80,000,000 of which shares were delivered by Mr. Daniels to the Company for cancellation without consideration in August 2016). At the time of this acquisition, the Company was a “shell company” within the meaning of the rules of the Securities and Exchange Commission.

On May 19, 2016, we changed our name to “Airborne Wireless Network” to better align our name with our intention to develop and deliver next generation global connectivity.

On August 3, 2016, we acquired from Apcentive, Inc. (“Apcentive”) all of Apcentive’s right, title and interest in and to U.S. Patent No. 6,285,878 B1 and all related support materials, continuations, amendments, updates and contemplated updates and amendments and the trademark “Infinitus Super Highway.” In exchange for that patent and trademark, we issued to Apcentive 40,000,000 shares of our common stock and agreed to pay Apcentive a future royalty equal to 1.5% of the net cash we receive from the promotion, marketing, sale, licensing, distribution and other exploitation of that patent. Apcentive is our largest stockholder and owns approximately 45% of our outstanding common stock on the date of this prospectus.

On January 4, 2017, we filed a Form 8-K with the Securities and Exchange Commission stating that by virtue of our continuing efforts to implement our business plan and the nature of our assets, we believed that we are no longer a “shell company.”

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Our principal executive office is located at 4115 Guardian Street, Suite C, in Simi Valley, California 93063 and our telephone number is (805) 583-4302. Our fiscal year end is August 31.

Implications of Being an Emerging Growth Company

We currently qualify as an “emerging growth company” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced reporting requirements that are otherwise applicable to public companies. These reduced reporting requirements include:

•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in this prospectus and in our future periodic reports, proxy statements and registration statements; and

•	not being required to hold a nonbinding advisory vote on executive compensation or to seek stockholder approval of any golden parachute payments not previously approved.

We may continue to take advantage of these reduced reporting obligations until August 31, 2018. However, if certain events occur prior to such date, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we would cease to be an emerging growth company.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation and other matters in this prospectus and other filings we make with the Securities and Exchange Commission (the “SEC”). As a result, the information that we provide to our stockholders is different than the information you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to avail ourselves of this exemption and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The Offering

Securities we are offering	Units, each consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $ .

Offering price	$ per Unit

Common stock outstanding before this offering (1)	90,205,139 shares

Common stock outstanding after this offering, assuming we sell the maximum number of units offered in the offering (1)(2)	shares

Terms of the warrants offered as part of the Units

Each Unit includes one warrant to purchase one share of our common stock for an exercise price of $          per share. The warrants will be exercisable any time after the date of issuance until the          year anniversary of the date of issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of Securities – Warrants” in this prospectus.

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Use of proceeds

We intend to use the proceeds of this offering to continue development, testing and commercialization of Infinitus. See “Use of Proceeds” for more information on the use of proceeds. However, this is a best efforts offering, and there is no assurance that we will sell any units or receive any proceeds.

Offering period

The units are being offered until           , 2017, unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date. In either event, the offering may be closed without further notice to you. There is no minimum offering amount required as a condition to closing of this offering.

Risk factors

Investing in our securities involves a high degree of risk. As an investor you should be able to withstand a complete loss of your investment. You should carefully consider the information set forth under “Risk Factors” and the other information set forth in this prospectus before deciding to invest in our securities.

OTCQB Symbol	“ABWN”

(1)	The number of shares of our common stock shown above is based on 90,205,139 shares of our common stock outstanding as of August 15, 2017, and does not include:

	•	28,350,000 shares of common stock issuable upon exercise of stock options outstanding as of that date at a weighted average exercise price of $1.86 per share;

	•	3,077,998 shares of common stock issuable upon exercise of warrants outstanding as of that date, at a weighted average exercise price of $1.63;

	•	up to 4,123,982 shares that, upon the issuance of shares underlying outstanding stock options or warrants, would be issuable without additional consideration to Air Lease Corporation and Jet Midwest Group pursuant to non-dilution covenants to which we agreed in contracts with each such person; and

	•	an indeterminate number of shares potentially issuable under our existing employment and other contractual arrangements.

(2)	The number of shares of our common stock outstanding after this offering includes shares issued pursuant to anti-dilution rights granted to Air Lease Corporation and Jet Midwest Group.

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SUMMARY FINANCIAL DATA

The following table presents a summary of certain of our historical financial information. Historical results are not necessarily indicative of future results and you should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included on pages F-1 through F-26 of this prospectus. The summary financial data for the fiscal years ended August 31, 2016 and 2015 was derived from our audited financial statements included on pages F-1 through F-14 of this prospectus. The summary financial data as of May 31, 2017 and for the nine months then ended was derived from our unaudited financial statements included on pages F-15 through F-26 of this prospectus. The summary financial data in this section is not intended to replace the financial statements and is qualified in its entirety by the financial statements and related notes included elsewhere in this prospectus.

	Fiscal Year Ended		Nine Months Ended
	August 31, 2016	August 31, 2015	May 31, 2017	May 31, 2016
			(Unaudited)	(Unaudited)
Statement of Operations Data:
Revenue	$-	$-	$-	$-

Operating expenses:
Professional fees	90,483	17,357	1,427,770	33,716
General and administrative expenses	5,531	95	162,280	4,897
Depreciation and amortization	-	-	2,614	-
Advertising and marketing	-	-	1,130,070	-
Research and development	-	-	704,257	-
Stock based compensation	72,309	-	23,226,492	-
Salaries and wages	-	-	400,658	-
Management fees	-	-	13,135	-
Total operating expenses	168,323	17,452	27,067,276	38,613
Other income (expenses):
Gain on extinguishment of debt and accounts payable	-	17,288	-	-
Interest expense	-	-	(150)	-
Tax expense	-	-	(822)	-
Total other (expenses) income	-	17,288	(972)	-
Net loss	$(168,323)	$(164)	$(27,068,248)	$(38,613)
Net loss per share	$(0.00)	$(0.00)	$(0.33)	$(0.00)
Weighted-average number of shares outstanding, basic and diluted	112,673,138	114,097,796	81,556,795	114,097,796

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	As of August 31, 2016	As of August 31, 2015	As of May 31, 2017
			(Unaudited)
Balance Sheet Data:
Assets
Current assets
Cash and cash equivalents	809	5,427	224,331
Prepaid expenses	9,167	-	224,919
Total Current Assets	9,976	5,427	449,250

Property and equipment, net	-	-	27,296

Total Assets	$9,976	5,427	476,546

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Line of credit	$1,985	$-	$180
Accounts payable and accrued liabilities	53,920	33,782	364,131
Due to related parties	45,365	6,352	84,890
Total Current Liabilities	100,640	40,134	449,291
Total liabilities	100,640	40,134	449,291

Stockholders’ Equity
Common stock	74,098	114,098	88,396
Additional paid-in capital	51,108	(98,758)	27,222,977
Share subscription receivable	-	(2,500)	-
Accumulated deficit	(215,870)	(47,547)	(27,284,118)
Total Stockholders’ Equity (Deficit)	(90,664)	(34,707)	27,546

Total Liabilities and Stockholders’ Equity (Deficit)	$9,976	5,427	476,546

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RISK FACTORS

An investment in the Units involves a high degree of risk. We have listed below (not necessarily in order of importance or probability of occurrence) the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. New risks may emerge from time to time, and it is not possible for us to predict all potential risks or to assess the likely impact of all risks. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our securities. Our business, financial condition or results of operations could be materially adversely affected by these risks. Some of these factors have affected our financial condition and operating results in the past or are currently affecting our company. This prospectus also contains forward–looking statements that involve risks and uncertainties. For more information about forward–looking statements, please see the section of this prospectus titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We may be unsuccessful in completing the development of Infinitus.

As Infinitus is currently in the development and testing phase and has yet to be deployed for commercial use, we cannot assure you that we will be able to complete the development of Infinitus so that it performs as expected or that we will complete development on our projected timeline. We have conducted only one airborne test of the system with two aircraft and a temporary mobile mast system to emulate a ground station and certain of the actual, customized equipment that will be used in the commercialized version of Infinitus was not used during this test.

We need to engage third-party vendors to complete development of the software necessary to operate the airborne mesh network, and to design, develop and manufacture the customized equipment to be installed on the aircraft. Once the design and development of the software and hardware is substantially complete, we will then conduct a larger airborne test of Infinitus, using up to 20 commercial aircraft. There is no guarantee that this larger airborne test will be successful.

The software necessary to enable Infinitus will be complex and could contain material defects or errors, due either to our third party vendors failing to adequately develop the software according to our specifications or simply due to the inherent complexity of the software itself. In particular, such defects or errors may occur when the software is first introduced or when new versions or enhancements are released. Defects or errors that initially go undetected could also occur in the future.

In addition, the hardware required to enable Infinitus is expected to consist of complex systems and components and could contain errors or defects, due either to our third party vendors failing to adequately manufacture the equipment according to our specifications or due to inherent, unforeseen defects in design.

If we cannot complete development of Infinitus, we will have no business. Further, significant delays in completing Infinitus will require us to raise more funds to sustain operations and there is no assurance that we can raise such funds on favorable terms, or at all.

Our business will depend on entering into agreements with commercial airlines that permit us to install our equipment on their aircraft.

Our ability to generate revenue will depend on our ability to have our equipment installed on aircraft in order to create the Infinitus mesh network. A mesh network is a network topology in which each node relays data for the network. All mesh nodes cooperate in the distribution of data in the network. In order to create a mesh network over the continental United States that operates 24 hours a day and 7 days a week, we believe that we will need to have our equipment installed in the short run on at least 600 commercial aircraft, and in the long run on at least 2,500 commercial aircraft, that fly in the continental United States. To expand outside the continental United States, we will need to have our equipment installed on a significantly greater number of aircraft. If we are unable to create the mesh network, we cannot be successful in commercializing Infinitus.

As a development stage company with a new product, we anticipate that we may have difficulty getting access to the major airlines to negotiate the installation of our equipment on their aircraft. To address this issue, we have engaged Air Lease Corporation as our marketing agent to arrange for airlines to install our equipment on their aircraft. No assurance can be given that Air Lease Corporation will be successful in persuading airlines to install our equipment. Further, Air Lease Corporation may terminate its engagement without cause with us at any time upon six months prior notice.

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As of the date of this prospectus, we have no agreements permitting us to install our equipment on any aircraft. In addition, even if a commercial airline permits us to install our equipment on its aircraft, the airline may not renew the contract upon expiration, or may terminate the contract prior to expiration upon the occurrence of certain contractually stipulated events such as material breach of contract or the failure to achieve certain certification, equipment delivery, installation or other milestones within agreed-upon time frames. These contracts might also permit termination prior to the expiration date upon the payment of a termination fee.

Our business will depend upon entering into agreements with customers to use Infinitus.

User fees from our customers from the use of Infinitus will provide all or substantially all of our revenues. As of the date of this prospectus, we have no agreements with customers. We can give no assurance that our potential customers, including data service providers that provide broadband service to end users, government agencies or entities with private data networks, will license Infinitus or will agree to pay the license fees we will request. The failure to enter into those agreements or realize the anticipated benefits from these agreements on a timely basis, or at all, or to renew any agreements upon expiration or termination would have a material adverse effect on our financial condition and results of operations.

We will need significant additional financing to commercialize Infinitus and we may not be able to obtain such financing on acceptable terms or at all.

To date, we have relied primarily on private placements of our common stock and warrants to purchase common stock to fund our operations. We will require additional financing in the near and long term to fully execute our business plan. Even if we raise the maximum amount of financing contemplated by this offering, we anticipate that we will need additional financing to complete our next airborne test of the system involving 20 commercial aircraft as well as to cover our operational costs while we obtain all relevant certifications, negotiate relevant agreements and otherwise fully develop and commercialize Infinitus. We estimate that to fully complete development of Infinitus and commence commercialization we will require between $75 million to $100 million of additional financing, assuming we can progress on our current timetable. Any material delays would result in us requiring additional financing.

In addition, we are currently exploring various options with respect to developing and implementing Infinitus and may actively consider from time to time other significant technological, strategic and operational initiatives. In order to execute on any of these initiatives, we may require additional financing. Our success will depend on our ability to raise such additional financing on reasonable terms and on a timely basis.

The market conditions and the macroeconomic conditions that affect the markets in which we operate could have a material adverse effect on our ability to secure financing on acceptable terms, if at all. We may be unable to secure additional financing on favorable terms, or at all, or our operating cash flow may be insufficient to satisfy our financial obligations. The terms of additional financing may limit our financial and operating flexibility. Our ability to satisfy our financial obligations will depend upon our future operating performance, the availability of credit generally, economic conditions and financial, business and other factors, many of which are beyond our control. Furthermore, if financing is not available when needed, or is not available on acceptable terms, we may be unable to take advantage of business opportunities or respond to regulatory pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

We have from time to time evaluated, and we continue to evaluate, our potential capital needs. We may utilize one or more types of capital raising in order to fund any initiative in this regard, including the issuance of new equity securities and new debt securities, including debt securities convertible into shares of our common stock. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into shares of our common stock, our existing stockholders could suffer significant dilution in their percentage ownership of our company. In addition, any new securities we issue could have rights, preferences and privileges senior to those of holders of our common stock, and we may grant holders of such securities rights with respect to the governance and operations of our business. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our customers and the prospective airlines with which we intend to work are large entities, and it may take a long time and significant effort and expense to negotiate contracts with them, which could require us to raise additional capital to sustain operations until we generate positive cash flow from operations.

The companies with which we will need to negotiate agreements, including telecom companies, ISPs and commercial airlines, are primarily large entities. Negotiations with these large companies are expected to require substantial time, effort and resources. The time required to reach a final agreement with an airline or other large company is unpredictable. The longer it takes to enter into a sufficient number of these contracts to generate positive cash flow, the more financing we will require, and we can give no assurance that we will be able to obtain such financing.

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Regulation by United States and foreign government agencies, including the FAA, which regulates the civil aviation manufacturing and repair industries in the United States, and the FCC, which is responsible for issuing spectrum licenses in the United States, requires us to obtain certain certifications, and any changes in relevant regulatory schemes may increase our costs of providing Infinitus or require us to change or discontinue Infinitus.

We are subject to various regulations, including those regulations promulgated by various federal, state and local regulatory agencies and legislative bodies and comparable agencies outside the United States where we may desire to offer Infinitus. The two U.S. government agencies that will have primary regulatory authority over our operations are the FAA and the Federal Communications Commission (the “FCC”).

The commercial and private aviation industries, including civil aviation manufacturing and repair industries, are highly regulated in the United States by the FAA. FAA certification is required for all equipment installed on commercial aircraft and type-certificated business aircraft, and certain of our operating activities will require that we obtain FAA certification as a parts manufacturer. FAA approvals required to operate our business include Supplemental Type Certificates (“STCs”) and Parts Manufacturing Approvals (“PMAs”). Obtaining STCs and PMAs is an expensive and time-consuming process that requires significant focus and resources. Any inability to obtain, delay in obtaining or change in, needed FAA certifications, authorizations or approvals, could have an adverse effect on our ability to meet our installation commitments, manufacture and sell parts for installation on aircraft or expand our business and could, therefore, materially adversely affect our growth prospects, business and operating results. We expect that the FAA will closely regulate many of our operations. If we fail to comply with the FAA’s many regulations and standards that apply to our activities, we could lose the FAA certifications, authorizations or other approvals on which our manufacturing, installation, maintenance, preventive maintenance and alteration capabilities are based. In addition, from time to time, the FAA or comparable foreign agencies adopt new regulations or amend existing regulations. The FAA could also change its policies regarding the delegation of inspection and certification responsibilities to private companies, which could adversely affect our business. To the extent that any such new regulations or amendments to existing regulations or policies apply to our activities, those new regulations or amendments to existing regulations could generally increase our costs of compliance.

The FCC is responsible for managing and licensing the electromagnetic spectrum for broadband wireless communications. We will need an FCC license to use a portion of this spectrum for Infinitus. Although we are reasonably certain that we will receive the appropriate license from the FCC, we cannot provide any assurance when we will receive such a license or if we will receive it. Any breach of the terms of our anticipated spectrum license or other licenses and authorizations obtained by us from time to time, or any violation of the Communications Act of 1934 (the “Communications Act”) or the FCC’s rules, could result in the revocation, suspension, cancellation or reduction in the term of a license or the imposition of fines. From time to time, the FCC may monitor or audit our compliance with the Communications Act and the FCC’s rules or with our licenses, including if a third party were to bring a claim of breach or noncompliance. In addition, the Communications Act, from which the FCC obtains its authority, may be amended in the future in a manner that could be adverse to us. The FCC is currently conducting rulemaking proceedings to consider the service rules for certain aeronautical services and recently granted a petition and issued a notice of proposed rulemaking in connection with a request to designate certain spectrum. The timetable and ultimate outcome of such rulemaking processes are unknown, and we are unable to determine whether they would have an effect on our business.

In addition to these U.S. agencies, we may also be subject to regulation by foreign government agencies that choose to assert jurisdiction over us as a result of the service we intend to provide on aircraft that fly international routes. Adverse decisions or regulations of these U.S. and foreign regulatory agencies could negatively impact our operations and costs of doing business and could delay the implementation of Infinitus and have other adverse consequences for us. Our ability to obtain certain regulatory approvals to offer Infinitus internationally may also be the responsibility of a third party, and, therefore, may be out of our control. We are unable to predict the scope, pace or financial impact of regulations and other policy changes that could be adopted by the various governmental agencies that oversee portions of our business.

We cannot be certain what positions regulators may take regarding our compliance with, or lack of compliance with, current and future legal and regulatory requirements or what positions regulators may take regarding any past or future actions we have taken or may take in any jurisdiction. Regulators may determine that we are not in compliance with legal and regulatory requirements and impose penalties, or we may need to make changes to Infinitus, that could be costly and difficult. Any of these events would adversely affect our operating results and business.

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Our business is expected to be highly dependent on the airline industry, which is itself affected by factors beyond the airlines’ control. The airline industry is highly competitive and sensitive to changing economic conditions.

Our business is expected to be directly affected by the financial condition of the airlines and other economic factors. If consumer demand for air travel declines, including due to increased use of technology such as videoconferencing for business travelers, or the number of commercial aircraft and flights shrinks, our business and results of operations could be affected adversely. Unfavorable general economic conditions and other events that are beyond the airlines’ control, including higher unemployment rates, higher interest rates, reduced stock prices, reduced consumer and business spending, outbreaks of communicable diseases and terrorist attacks or threats could have a material adverse effect on the airline industry. A general reduction or shift in discretionary spending could result in decreased demand for leisure and business travel and lead to a reduction in airline flights offered and the number of passengers flying. Consolidation within the airline industry could also adversely affect our relationships with our potential airline partners.

Unfavorable economic conditions could also limit airlines’ ability to counteract increased fuel, labor or other costs though raised prices. Our prospective airline partners operate in a highly competitive business market and, as a result, continue to face pressure regarding offerings and pricing. These unfavorable conditions and the competitiveness of the air travel industry could cause one or more of our prospective airline partners to reduce expenditures on passenger services or file for bankruptcy. If one or more of our prospective airline partners were to file for bankruptcy, bankruptcy laws could give them rights to terminate their contracts with us, they could reduce their total fleet size and capacity and/or their total number of flights. Any of these events could have a material adverse effect on our business prospects, financial condition and results of operations.

We anticipate that at least initially we will have only one supplier for the customized antenna we will need for Infinitus, and thus our business would be materially and adversely affected if that supplier did not supply the antenna for any reason.

We intend to engage a third party vendor to design the customized antenna needed for Infinitus. We anticipate that at least initially, that third party vendor will be the sole supplier of that antenna. Our business would be materially and adversely affected if that supplier for any reason failed to supply the antenna or was unable to manufacture the number of antennae that we desire to purchase. While we will own the designs and rights to the customized antenna, we may not be able to contract with another supplier on a timely basis, on commercially reasonable terms, or at all, which could adversely affect our business and impact our ability to roll out Infinitus. Further, any new supplier would have obtain a PMA from the FAA, which could take time. The lack of alternative suppliers could lead to higher prices and a failure by any of our single source providers to continue to produce the component, or to otherwise fulfill its obligations, and could have a material adverse effect on our business, results of operations, and financial condition. Also, for certain customized equipment or components, any certification obtained from relevant government agencies will cover only that specific piece of equipment or component and supplier.

We could be adversely affected if we suffer service interruptions or delays, technology failures or damage to our equipment, which could result in claims against us that exceed any insurance coverage that we may carry, thereby requiring us to pay significant damages, and impair our ability to sell Infinitus.

Our brand, reputation and ability to attract, retain and serve our customers and the airlines with which we intend to work will depend upon the reliable performance of our network infrastructure. We may experience service interruptions, service delays or technology or systems failures in the future, which may be due to factors beyond our control. If we experience significant system or network failures, our reputation, brand and airline partner and customer retention could be harmed and our airline partners and customers could have the right to terminate their contracts with us or pursue other remedies.

Our operations and services will depend upon the extent to which our equipment and the equipment of third-party network providers for ground station capability is protected against damage or interruption from fire, floods, earthquakes, tornados, power loss, solar flares, telecommunication failures, break-ins, acts of war or terrorism and similar events. Furthermore, the capacity, reliability and security of Infinitus would suffer in the event of system disruptions or failures, such as computer hackings, cyber-attacks, computer viruses, worms or other destructive or disruptive software, process breakdowns, denial of service attacks or other malicious activities. Our networks and those of third-party service providers might be vulnerable to these attacks and unauthorized access. Damage to our or third parties’ networks could cause interruptions in Infinitus. Such interruptions could have a material adverse effect on our revenue, our reputation and our ability to attract or retain airline partners.

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In addition, our equipment is expected to contain complex systems and components that could contain errors or defects, particularly when we incorporate new technology. If any of our equipment is defective, we could be required to redesign or recall that equipment’s operations or pay substantial damages or warranty claims. Such events could result in significant expenses, disrupt that equipment’s operations and adversely affect our reputation. If our on-board equipment malfunctions, or there is a problem with the equipment’s installation that damages an airplane or impairs its on-board electronics or avionics, significant property loss and serious personal injury or death could result. Any such malfunction or problem could expose us to substantial personal injury claims, product liability claims or costly repair obligations. In particular, the passenger jets operated by our prospective airline partners are very costly to repair and, therefore, the damages in any product liability claims could be material. We intend to carry relevant insurance in amounts that exceed that of our suppliers’ coverage, consistent with industry norms. However, this insurance coverage may not be sufficient to fully cover the payment of any claims. An operations recall or a product liability claim not covered by insurance would have a material adverse effect on our business, financial condition and results of operations. Our business, financial condition and results of operations would also be materially adversely affected should we be required by the FAA or otherwise to cease providing Infinitus even on a temporary basis, as a result of an equipment malfunction or defect.

Our software will be inherently complex and could contain material defects or errors, particularly when the software is first introduced or when new versions or enhancements are released. We may from time to time find defects or errors in our software, and defects or errors that initially go undetected may be detected in the future. Any defects or errors that cause interruptions to the availability of our services could result in termination or failure to renew contracts by our potential customers; reduction in sales or delay in market acceptance of Infinitus; sales credits or refunds to our potential customers; loss of potential customers and difficulty in attracting customers; diversion of development resources; harm to our reputation and brand; increased insurance costs; and claims for substantial damages. The costs incurred in correcting any material defects or errors in our software may be substantial and could harm our financial condition and results of operations.

Assertions by third parties of infringement, misappropriation or other violations by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

In recent years, there has been significant litigation involving intellectual property rights in many technology-based industries, including the wireless communications industry. We may face from time to time in the future allegations that we or a supplier or customer have violated the rights of third parties, including patent, trademark and other intellectual property rights.

If, with respect to any claim against us for violation of third party intellectual property rights, we are unable to prevail in the litigation or retain or obtain sufficient rights or develop non-infringing intellectual property or otherwise alter our business practices on a timely or cost-efficient basis, our business and competitive position could be materially adversely affected. Many companies may be devoting significant resources to obtaining patents that could potentially cover aspects of our business. We have not exhaustively searched patents relevant to our technologies and business and, therefore, it is possible that we may unknowingly infringe the patents of others.

Any claims of infringement, misappropriation or related allegations, whether or not meritorious, would be time-consuming, divert technical and management personnel and be costly to resolve. We do not presently have funds to defend any such claims without materially impacting funds for the development of Infinitus. As a result of any such dispute, we may have to develop non-infringing technology, pay damages, enter into royalty or licensing agreements, cease providing certain products or services, adjust our marketing activities or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us. We anticipate that pursuant to agreements with our prospective airline partners, we may be required to agree to indemnify those airline partners against such claims and lawsuits, and, in some cases, those agreements may not limit our indemnification obligations, which, in addition to obligating us to pay defense costs, could result in significant indemnification obligations in the event of an adverse ruling in such an action. In addition, certain of our potential suppliers may not indemnify us for third party infringement or misappropriation claims arising from our use of supplier technology. As a result, we may be liable in the event of such claims. Any of these events could result in increases in operating expenses, limit our offering of Infinitus or result in a loss of business, if we are unable to meet our indemnification obligations and our airline partners terminate or fail to renew their contracts.

Our patent expires on September 20, 2018, and after that date the technology covered by the patent will be available to anyone, including companies with far greater financial and other resources than we have.

Once our patent expires on September 20, 2018, the technology covered by the patent will be available to anyone for use, including companies with far greater and financial and other resources than we have. If such companies were to use the technology previously covered by our patent, it is possible that those companies could create a commercial broadband airborne wireless network to compete with Infinitus.

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We may not be able to protect our intellectual property rights.

We regard our intellectual property as important to our success. We plan to rely on trademark, copyright and patent law, trade secret protection and confidentiality agreements with our employees, vendors, commercial airlines, consultants and others to protect our proprietary rights. We cannot assure you that the efforts we have taken to protect our proprietary rights will be sufficient or effective, that any pending or future patent and trademark applications will lead to issued patents and registered trademarks in all instances, that others will not develop or patent similar or superior technologies, products or services, or that our patents, trademarks and other intellectual property will not be challenged, invalidated, misappropriated or infringed by others. Furthermore, the intellectual property laws and enforcement practices of other countries may not protect our products and intellectual property rights to the same extent as the laws of the United States. If we are unable to protect our intellectual property from unauthorized use, our ability to exploit our proprietary technology or our brand may be harmed and, as a result, our business and results of operations may suffer.

Increased costs and other demands associated with our growth could impact our ability to achieve profitability over the long term and could strain our personnel, technology and infrastructure resources.

We expect our costs to increase in future periods as we experience growth in our personnel and operations, which will place significant demands on our management, administrative, technological, operational and financial infrastructure. Anticipated future growth, the implementation of Infinitus and various technology enhancements will require the outlay of significant operating and capital expenditures and will continue to place strains on our personnel, technology and infrastructure. Our success will depend in part upon our ability to contain costs with respect to growth opportunities. To successfully manage our potential growth, we will need to continue to improve our operational, financial, technological and management controls and our reporting systems and procedures. In addition, as and when we grow, we will need to effectively integrate, develop and motivate new employees. Our failure to successfully manage our growth could adversely affect our business, financial condition and results of operations.

We have limited insurance, and in the future we may not maintain sufficient insurance coverage for the risks associated with our business operations.

We currently have only general commercial liability insurance and directors’ and officers’ liability insurance. We intend to carry additional insurance consistent with industry norms at such time as we commence the installation of our equipment on commercial aircraft and Infinitus starts operating, including expanded general liability insurance and product liability insurance.

We cannot provide any assurance that we will in the future be able to obtain insurance at industry norms at prices we can afford, or that any insurance we obtain will be sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

Risks Related to our Financial Statements, Management, Common Stock and this Offering

Our business has no operating history, which may make it difficult to evaluate our current business and predict our future performance.

Our lack of operating history makes it difficult to accurately evaluate our business and predict our future performance. Any assessments of our current business and predictions that we or you make about our future success or viability may not be as accurate as they could be if we had an operating history. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, and the size and nature of our market opportunity may change as we scale our business and begin deployment of Infinitus. If we do not address any of the foregoing risks, our business could be harmed.

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Our independent registered public accounting firms, in their audit reports related to our financial statements for the fiscal years ended each of August 31, 2016, and August 31, 2015, expressed doubt about our ability to continue as a going concern.

Our independent registered public accounting firms have each included an explanatory paragraph in their respective reports on our financial statements included in this prospectus expressing doubt as to our ability to continue as a going concern. The financial statements included in this prospectus have been prepared assuming that we will continue as a going concern. However, we cannot assure you that we will be able to do so. Our recurring losses and lack of any cash flow raise substantial doubt about our ability to continue as a going concern, and our financial statements do not include any adjustments that might result from the outcome of this uncertainty. If we are unable to achieve or sustain profitability or to secure additional financing on acceptable terms, our inability to continue as a going concern may result in our stockholders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms, or at all.

Material weaknesses in our internal controls over financial reporting may limit our ability to prevent or detect financial misstatements or omissions. These material weaknesses could result in our financial statements not being in accordance with generally accepted accounting principles, and such failure could negatively affect the price of our stock.

Our current management has no experience managing and operating a public company, and we rely in many instances on the professional experience and advice of third parties. As a result, we have in the past experienced, and in future may continue to experience, material weaknesses and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes Oxley Act. Such material weakness could also include a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

We are required to include in our quarterly and annual reports the conclusion of our principal executive and principal financial officers regarding the effectiveness of our disclosure controls and procedures as of the end of the period covered by the report. In addition, in connection with our annual report, we are required to provide management’s assessment of the effectiveness of our internal controls over financial reporting as of the end of the fiscal year. In our annual report on Form 10-K for the year ended August 31, 2016, and each quarterly report on Form 10-Q filed thereafter, management concluded that our internal control over financial reporting was not effective because of material weaknesses that included:

(1)	lack of a functioning audit committee and lack of a majority of outside directors on the Company’s board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures;

(2)	inadequate segregation of duties consistent with control objectives;

(3)	insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of U.S. GAAP and SEC disclosure requirements; and

(4)	ineffective controls over period end financial disclosure and reporting processes.

We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

The loss of one or more of our key personnel could harm our business.

We depend on the continued service and performance of our key personnel, including Michael A. Warren, our Chief Executive Officer; J. Edward Daniels, our President, Treasurer and Secretary; Marius de Mos, our Vice President of Technical Affairs and Development; Jason T. de Mos, our Vice President of Business Development and Aviation Compliance; and Earle O. Olson, our Vice President of Industry Relations. Some of these individuals have acquired specialized knowledge and skills with respect to Infinitus and its operations. As a result, if any of these individuals were to stop providing services to us, we could face substantial difficulty in hiring qualified successors and could experience a loss of productivity while any such successor obtains the necessary training and expertise. We do not maintain key man insurance on any of our officers or key employees. In addition, much of our key technology and systems are custom-made by our personnel. The loss of key personnel, including key members of our management team, as well as certain of our key technology personnel, could disrupt our operations and have an adverse effect on our ability to grow our business.

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We may fail to recruit, train and retain the highly skilled employees that are necessary to execute our growth strategy.

Competition for key technical personnel in high-technology industries such as ours is intense. We believe that our future success depends in large part on our ability to hire, train, retain and leverage the skills of qualified engineers and other highly skilled personnel needed to maintain and grow our network and related technology and develop and successfully implement our products and technology. We may not be as successful as our competitors at recruiting, training, retaining and utilizing these highly skilled personnel. In particular, we may have more difficulty attracting or retaining highly skilled personnel during periods of poor operating performance. Any failure to recruit, train and retain highly skilled employees could negatively impact our business and results of operations.

Our agreements with Air Lease Corporation and Jet Midwest Group require us to issue to them additional capital stock whenever we issue any capital stock so that they maintain the same percentage ownership of our outstanding capital stock; these issuances will further dilute our other stockholders in connection with each stock issuance.

On January 9, 2017, we entered into a Marketing Memorandum of Understanding with Air Lease Corporation. In consideration of the services to be provided by Air Lease Corporation, we issued to Air Lease Corporation shares of common stock representing 10% of our common stock outstanding on January 10, 2017, and we agreed that on January 15, 2018 we would grant to Air Lease a five-year option to purchase an additional 6% of the shares of common stock outstanding on that date. The agreement with Air Lease Corporation provides full anti-dilution protection to Air Lease Corporation. As a result, each time we issue additional shares of common stock or shares of another class or series of capital stock, we will issue to Air Lease Corporation without further consideration additional shares of our common stock or other class or series of capital stock so that Air Lease Corporation will own 10% of the outstanding shares of common stock and each other class or series of capital stock. Similarly, each time we issue additional shares of common stock or shares of another class or series of capital stock that would dilute the 6% of shares for which Air Lease Corporation holds an option to purchase, we will issue to Air Lease Corporation without further consideration additional options to Air Lease Corporation for the purchase of additional shares of our common stock or other class or series of capital stock so that the number of shares that Air Lease Corporation can purchase continues to equal 6%. Through May 31, 2017, we had issued 8,839,600 shares of common stock to Air Lease Corporation.

On October 31, 2016, we entered a Services and Compensation Agreement with Jet Midwest Group. In consideration of the services to be provided by Jet Midwest Group, under that agreement, we issued to Jet Midwest Group shares of common stock representing 1.6% of our common stock outstanding at that date. The agreement with Jet Midwest Group provides full anti-dilution protection to Jet Midwest Group. As a result, each time we issue additional shares of common stock or shares of another class or series of capital stock, we will issue to Jet Midwest Group without further consideration additional shares of our common stock or other class or series of capital stock so that Jet Midwest Group will own 1.6% of the outstanding shares of common stock and each other class or series of capital stock. Through May 31, 2017, we had issued 1,414,336 shares of common stock to Jet Midwest Group.

As a result, each time we issue shares for financing, compensatory, acquisition or other purposes (including the issuance of additional shares to Apcentive as discussed below), our stockholders will incur even greater dilution because of the additional shares issued to Air Lease Corporation and Jet Midwest Group.

In connection with this offering, we will issue to Air Lease Corporation and Jet Midwest Group a number of shares equal to approximately 13.1% of the number of shares issued in the offering, and any shares issued in the event that warrants issued in this offering are exercised.

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

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As a result of this offering, as required under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we will continue to file periodic reports with the Securities and Exchange Commission through August 31, 2018, including a Form 10-K for the year ended August 31, 2018, assuming this registration statement is declared effective before that date. At or prior to August 31, 2018, we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 stockholders (or 500 stockholders that are not accredited investors) and total assets of more than $10 million on August 31, 2018. If we do not file a registration statement on Form 8-A at or prior to August 31, 2018, we will continue as a reporting company for so long as we have 300 or more stockholders of record on such date and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

We will be required to issue 20 million shares of common stock to Apcentive if in the three years ending August 3, 2019 we do not spend certain amounts on matters relating to our patent and the “Infinitus Super Highway” trademark acquired from Apcentive, Inc.

The purchase agreement by which we acquired our patent and “Infinitus Super Highway” trademark provides that we must issue an additional 20 million shares of common stock to Apcentive if we do not spend, on matters relating to the patent and trademark, a cumulative total of $5 million on or before August 3, 2019. The purchase agreement requires that we spend at least $1 million on or before August 3, 2017 (which goal has been met), a total of at least $2 million on or before August 3, 2018 and a total of at least $5 million on or before August 3, 2019. The issuance of these shares would be very dilutive to stockholders.

The warrants are speculative in nature.

The warrants to be issued to investors in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to purchase shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire shares of common stock at an exercise price of $          per share, prior to          years from the date of issuance, after which date any unexercised warrants will expire and have no further value. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

There is no public market for our warrants, which could limit your ability to sell our warrants.

There currently is no public market for our warrants, and we do not plan to have our warrants quoted or traded on any market.

Investors in this offering will experience immediate and substantial dilution.

The public offering price of the units offered pursuant to this prospectus is substantially higher than the net tangible book value per share of our common stock. Our net tangible book value as of May 31, 2017 was $27,255, or $0.0003 per share. After giving effect to the sale of the units in this offering at the public offering price of $          per unit and based on our net tangible book value as of May 31, 2017, if you purchase units in this offering, you would suffer immediate and substantial dilution of $          per share in the net tangible book value of the common stock. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase units in this offering.

We will have broad discretion over the use of the net proceeds from this offering.

We will have broad discretion to use the net proceeds from the sale of securities in this offering, and investors in our units will be relying on the judgment of our board of directors and management regarding the application of these proceeds. We expect to use the net proceeds of this offering to continue development, testing and commercialization of Infinitus. Our inability to apply the net proceeds from this offering effectively could have an adverse effect on our financial condition or results of operations.

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Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

 Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 10,000,000 shares of our preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of additional series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

Future stock issuances could cause substantial dilution and a decline in our stock price.

We expect to issue additional shares of common stock or other equity or debt securities convertible into shares of our common stock in connection with future financings and compensatory arrangements, and may issue additional shares of common stock or other equity securities in connection with acquisitions, litigation settlements or otherwise. In addition, a certain number of shares of our common stock are reserved for issuance upon the exercise of stock options and other equity incentives. We may reserve additional shares of our common stock for issuance upon the exercise of stock options or other similar forms of equity incentives. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. Any of these issuances could result in substantial dilution to our existing stockholders and could cause the trading price of our common stock to decline.

Our significant stockholder could exert influence over our company, and if the ownership of our common stock continues to be concentrated, or becomes more concentrated in the future, it could prevent our other stockholders from influencing significant corporate decisions.

Apcentive owns approximately 45% of the outstanding shares of our common stock as of the date of this prospectus. As a result, Apcentive will be able to exercise influence over all matters requiring stockholder approval for the foreseeable future, including approval of significant corporate transactions, which may reduce the market price of our common stock.

The interests of Apcentive may conflict with the interests of our other stockholders. Our corporate governance guidelines address potential conflicts between a director’s interests and our interests, and requires our employees and directors to avoid actions or relationships that might conflict or appear to conflict with their job responsibilities or our interests and to disclose their outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to management or corporate counsel. These corporate governance guidelines and code of business ethics do not, by themselves, prohibit transactions with Apcentive.

The industry within which we compete is highly competitive, which may hinder our ability to generate revenue and may diminish our margins.

The broadband wireless network industry within which we will compete is highly competitive. New developments in technology may negatively affect the development or licensing of Infinitus, or make Infinitus uncompetitive or obsolete. Some of our competitors may be much larger companies with longer operating histories and substantially greater financial, technical, sales, marketing and other resources than we do, as well as greater name recognition. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time than we could. Each of these competitors has the potential to capture market share in various markets, which could have a material adverse effect on our position in the industry and our financial results.

We are an “emerging growth company,” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors. When we lose that status, there will be an increase in the costs and demands placed upon management.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote regarding executive compensation, and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revise accounting standards.

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An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We could be an emerging growth company until our fiscal year ending on August 31, 2018, although, if the market value of our common stock that is held by non-affiliates exceeds $700 million prior to that or we issue more than $1 billion of non-convertible debt during a 3-year period, we would cease to be an “emerging growth company” earlier. We cannot predict if investors will determine that our common stock is less desirable if we choose to rely on these exemptions. If some investors determine that our common stock is less desirable as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

When we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million, in which case we would also be ineligible to utilize certain scaled disclosure requirements available to smaller reporting companies.

Certain provisions of Nevada law provide for indemnification of our officers and directors at our expense and limit their liability, which may result in a major cost to us and damage the interests of our stockholders, because our resources may be expended for the benefit of our officers and/or directors.

Applicable Nevada law provides for the indemnification of our directors, officers, employees and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf. We are also obligated to pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification. These indemnity obligations are set forth more fully in indemnification agreements that we have entered into with our officers and directors. This indemnification policy could result in substantial expenditures by us, which we would be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the federal securities laws is against public policy as expressed in the Securities Act and, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, lawsuit or proceeding, is asserted by a director, officer or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock.

The market for our common stock is subject to the penny stock restrictions, which result in lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. Our common stock is currently subject to the penny stock rules, and it is probable that our common stock will continue to be considered to be a penny stock for the immediately foreseeable future. This classification materially and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

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To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker-dealer made the suitability determination, and

•	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may desire to not engage in the necessary paperwork and disclosures required to sell our common stock, and broker-dealers may encounter difficulties in their attempt to sell our common stock, which may affect the ability of holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock. These additional sales practice and disclosure requirements could impede the sale of our common stock. In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock, in all probability, will continue to be subject to such penny stock rules for the foreseeable future and our stockholders will, quite probably, have difficulty selling our common stock.

We do not intend to pay cash dividends on our common stock for the foreseeable future.

We have not paid any dividends on our common stock, and we have no plans to pay dividends on our common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funds for the operation of our business. Therefore, we cannot provide any assurance that holders of our common stock will receive any additional cash dividends on their shares of our common stock until we have funds which our board of directors determines can be allocated to dividends.

Sales of our common stock in reliance on Rule 144 may reduce prices in that market by a material amount.

A significant number of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that an affiliate (i.e., an officer, director, or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock. The alternative limitation on the number of shares that may be sold by an affiliate, which is related to the average weekly trading volume during the four calendar weeks prior to the sale is not available to stockholders of companies whose securities are not traded on an “automated quotation system”; because the OTCQB is not such a system, market-based volume limitations are not available for holders of our securities selling under Rule 144.

Pursuant to the provisions of Rule 144, there is no limit on the number of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period, although there may be other limitations and/or criteria to satisfy. A sale pursuant to Rule 144 or pursuant to any other exemption from the Securities Act, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

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The trading market for our common stock may be restricted, because of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws.

Transfers of our common stock may be restricted pursuant to the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such laws, our common stock may not be traded in such jurisdictions. Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares. These restrictions prohibit the secondary trading our common stock. We currently do not intend and may not be able to qualify securities for resale in those states which do not offer manual exemptions and require securities to be qualified before they can be resold by our stockholders. Accordingly, investors should consider the secondary market for our securities to be limited.

The price of our common stock may be volatile and the value of our common stock could decline.

The trading price of our common stock has been, and is expected to continue to be, volatile. The trading price of our common stock may fluctuate widely in response to various factors, many of which are beyond our control. They include:

•	airline industry or general market conditions;

•	domestic and international economic factors unrelated to our performance;

•	changes in technology;

•	any inability to timely and efficiently roll out Infinitus or other components of our technology roadmap;

•	any inability to sufficiently execute our growth strategy;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in or failure to meet publicly disclosed expectations as to our future financial performance;

•	changes in securities analysts’ estimates of our financial performance or lack of research and reports by industry analysts;

•	action by institutional stockholders or other large stockholders, including future sales;

•	speculation in the press or investment community;

•	investor perception of us and our industry;

•	changes in market valuations or earnings of similar companies;

•	announcements by us or our competitors of significant products, contracts, acquisitions or strategic partnerships;

•	developments or disputes concerning patents or proprietary rights, including increases or decreases in litigation expenses associated with intellectual property lawsuits we may initiate, or in which we may be named as defendants;

•	failure to complete significant sales;

•	any future sales of our common stock or other securities;

•	obtaining a FCC license; and

•	additions or departures of key personnel.

In addition, the stock markets have experienced extreme price and volume fluctuations in recent years that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many such companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations may adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against such company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which would harm our business, operating results and financial condition.

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CAUTIONARY STATEMENT REGARDING FORWARD–LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical or current facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, proposed new products and services, research and development costs, granting of regulatory approvals, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products and services, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, and except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, prospective investors should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in, or implied by, the forward-looking statements due to a variety of factors, including:

•	our financial performance, including our history of operating losses;

•	our ability to obtain additional funding to continue our operations;

•	our ability to successfully develop and commercialize Infinitus;

•	our ability to enter into agreements with commercial airlines that permit us to install our equipment on their aircraft;

•	changes in the regulatory environments of the United States and other countries in which we intend to operate;

•	our ability to attract and retain key management and other personnel;

•	competition from new market entrants;

•	our ability to identify and pursue development of appropriate products; and

•	risks, uncertainties and assumptions described under the sections in this prospectus titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

Prospective investors should read this prospectus and the documents we have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we plan to operate, including our general expectations and potential market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this prospectus under the heading “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. For additional information, see “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of          units in this offering will be approximately $          , after deducting estimated placement agent fees and other offering expenses payable by us and assuming we sell the maximum number of units offered hereby. However, this is a best efforts offering, and there is no assurance that we will sell any units or receive any proceeds. There is no minimum offering amount.

We anticipate that we will use the net proceeds of this offering for the following purposes and in the following order of priority:

•	Developing Infinitus;

•	Testing Infinitus;

•	Commercializing Infinitus; and

•	For working capital and general corporate purposes.

We have not determined the exact amounts we plan to spend in any of the areas identified above or the timing of the expenditures. As a result, our management will have broad discretion to allocate the net proceeds to us from this offering, and investors must rely on the judgment of our management regarding the application of the proceeds from this offering. Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

In the event that we raise less than the maximum amount under this offering, our timeline to commercialize Infinitus may be significantly slowed.

DIVIDEND POLICY

We have never declared or paid dividends on our capital stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. We do not anticipate paying any dividends on our capital stock in the foreseeable future. Investors should not purchase our securities with the expectation of receiving cash dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors, subject to limitations imposed by Nevada law regarding the ability of corporations to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

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CAPITALIZATION

The following table sets forth our capitalization as of May 31, 2017 on:

•	an actual basis; and

•	an as–adjusted basis, after giving additional effect to the sale of units in this offering at an assumed public offering price of $ per unit, after deducting estimated placement agent fees and other offering expenses payable by us (assuming the sale of the maximum number of units offered by this prospectus).

Prospective investors should read this table in conjunction with the sections of this prospectus titled “Use of Proceeds,” “Summary Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of May 31, 2017
	Actual	As Adjusted
	(unaudited)

Cash and cash equivalents	$224,331	$

Total liabilities	$449,291

Stockholders’ equity (deficit):
Common stock, $0.001 par value per share: 200,000,000 shares authorized; 88,395,996 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	88,396
Additional paid-in capital	27,222,977
Accumulated deficit	(27,284,118)

Total stockholders’ equity (deficit)	27,255

Total capitalization	$476,546	$

The number of shares of our common stock shown as outstanding at May 31, 2017 does not include: (i) 23,350,000 shares of common stock issuable upon exercise of stock options outstanding as of that date at a weighted average exercise price of $1.75 per share; (ii) 2,213,608 shares of common stock issuable upon exercise of warrants outstanding as of that date, at a weighted average exercise price of $1.56; and (iii) 3,354,457 shares that, upon the issuance of shares underlying outstanding stock options or warrants, would be issuable without additional consideration to Air Lease Corporation and Jet Midwest Group pursuant to non-dilution covenants to which the Company agreed in contracts with each such person.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted for trading on the OTCQB under the symbol “ABWN.” Our stock first traded on October 19, 2015. The following table sets forth the high and low bid prices for our common stock for the periods indicated. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

	Low	High
Fiscal Year Ending August 31, 2017
First Quarter	$0.71	$1.04
Second Quarter	$0.71	$4.07
Third Quarter	$1.61	$3.21
Fourth Quarter (through August 30, 2017)	$1.53	$2.56

Fiscal Year Ended August 31, 2016
First Quarter	$0.10	$0.11
Second Quarter	$0.11	$0.11
Third Quarter	$0.11	$0.11
Fourth Quarter	$0.25	$0.97

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On August 30, 2017, the high and low bid prices for our common stock on the OTCQB were $1.70 and $1.60 respectively. As of August 15, 2017, there were 90,205,139 shares of our common stock outstanding held by approximately 4,610 holders of record. The actual number of stockholders is greater than the number of record holders because the actual number includes stockholders who are beneficial owners but whose shares are held in street name by banks, brokers and other nominees.

Equity Compensation Plans

The following table provides information as of August 31, 2016, regarding shares of common stock that may be issued under the Company’s equity compensation plans. Information is included for both equity compensation plans approved by the Company’s stockholders and not approved by the Company’s stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	-		-	-
Equity compensation plans not approved by security holders	4,550,000	(2)	$1.32	-
Total	4,550,000		$1.32	-

_______

(1)	Subsequent to the fiscal year end, on July 30, 2017, the board of directors of the Company approved, and on July 31, 2017 the stockholders of the Company approved, the Airborne Wireless Network 2017 Stock Option Plan.
(2)	Represents options to purchase common stock granted to employees not pursuant to the terms of a plan.

DILUTION

If a prospective investor purchases our units, that investor will incur immediate, substantial dilution based on the difference between the public offering price per unit that investor will pay in this offering and the net tangible book value per share of common stock immediately after this offering.

As of May 31, 2017, we had a net tangible book value of $27,255, or $0.0003 per share of common stock. Our net tangible book value is the amount of our total tangible assets less our total liabilities. Net tangible book value per share represents net tangible book value divided by the 88,395,996 shares of our common stock outstanding as of May 31, 2017 before giving effect to this offering.

Investors participating in this offering will incur immediate and substantial dilution. After giving effect to the sale of          units (assuming the sale of the maximum number of units offered by this prospectus) in this offering at an assumed public offering price of $          per unit (without attributing any value to the warrants), which was the last reported price for our common stock on          , 2017, and after deducting the estimated placement agent fees and other offering expenses payable by us, our as adjusted net tangible book value as of May 31, 2017 would have been approximately $          , or approximately $          per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $          per share to our existing stockholders and an immediate dilution of $          per share to investors participating in this offering.

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The following table illustrates this per share dilution to new investors participating in this offering:

Assumed public offering price per share	$
Net tangible book value per share as of May 31, 2017		$0.0003
Increase in net tangible book value per share attributable to the sale of shares of common stock in this offering	$
As adjusted net tangible book value per share after this offering	$

Dilution per share to new investors	$

The table and calculation set forth above are based on 88,395,996 shares of our common stock outstanding as of May 31, 2017, and excludes:

•	23,350,000 shares of common stock issuable upon exercise of stock options outstanding as of that date at a weighted average exercise price of $1.75 per share;

•	2,213,608 shares of common stock issuable upon exercise of warrants outstanding as of that date, at a weighted average exercise price of $1.56; and

•	3,354,457 shares that, upon the issuance of shares issuable upon exercise of stock options or warrants, would be issuable to Air Lease Corporation and Jet Midwest Group, which have non-dilution agreements with the Company.

We may also choose to raise additional capital through the sale of equity warrants or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Company Overview

We were incorporated in Nevada on January 5, 2011 under the name Ample-Tee. Our original purpose was to engage in the business of promoting, marketing, selling and distributing hard-to-find ergonomic products for the physically disabled.

On October 20, 2015, our current President, Treasurer and Secretary, J. Edwards Daniels, acquired control of the Company by purchasing from Lawrence Chenard, our former president, 84,400,000 shares of our common stock for a purchase price of $250,000 (80,000,000 of which shares were delivered by Mr. Daniels to the Company for cancellation without consideration in August 2016 for the purpose of making more shares available for issuance to new investors and making the Company’s capital structure more attractive to those new investors). At the time of this acquisition, the Company was a “shell company” within the meaning of the rules of the Securities and Exchange Commission.

On May 19, 2016, we changed our name to Airborne Wireless Network to better align our name with our intention to develop and deliver next generation global connectivity.

In connection with this contemplated shift in business focus, on August 3, 2016, we acquired from Apcentive all of Apcentive’s right, title and interest in and to U.S. Patent No. 6,285,878 B1 and all related supporting materials, continuations, amendments, updates, and contemplated updates and amendments and the trademark “Infinitus Super Highway.” The patent, which expires on September 20, 2018, gives the holder the exclusive right in the United States and countries honoring United States patents to create a fully-meshed, high-speed broadband wireless network by linking commercial aircraft in flight. In consideration for the patent and the trademark, we issued to Apcentive 40,000,000 shares of our common stock and agreed to pay Apcentive a future royalty equal to 1.5% of the net cash we receive from the promotion, marketing, sale, licensing, distribution and other exploitation of the patent.

On January 4, 2017, we filed a Form 8-K with the Securities and Exchange Commission stating that by virtue of our continuing efforts to implement our business plan and the nature of our assets, we believed that we were no longer a company with no or nominal operations and no or nominal assets, and therefore, no longer a “shell company” under the rules of the SEC.

Results of Operations

The following summary of our results of operations should be read in conjunction with our financial statements included elsewhere in this prospectus.

To date, we have not earned any revenues from operations.

Fiscal Years Ended August 31, 2016 and 2015

Our operating results for the year ended August 31, 2016 and 2015, and the changes between those periods for the respective items, are summarized as follows:

	Year Ended
Statement of Operations Data:	August 31, 2016	August 31, 2015

Revenues	$-	$-
Total operating expenses	168,323	17,452
Other income	-	17,288
Net loss	$(168,323)	$(164)

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We have not earned any revenues from our incorporation on January 5, 2011 to August 31, 2016.

Net loss was $168,323 for year ended August 31, 2016, and $164 for the year ended August 31, 2015. The increase in operating expenses during the year ended August 31, 2016 was primarily due to an increase in accounting, audit, legal and professional fees for SEC filings and stock-based compensation from stock options granted to employees. Other income for the year ended August 31, 2015 is related to gain on debt extinguishment of $17,288.

We incurred $168,323 and $17,452 in operating expenses for the year ended August 31, 2016 and 2015, respectively. Our operating expenses are primarily for professional fees to maintain our reporting status with the Securities and Exchange Commission and stock-based compensation from stock options granted to our employees. We have not attained profitable operations and are dependent upon obtaining financing and have historically relied on loans from related parties. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Nine Months Ended May 31, 2017 and 2016

Our operating results for the nine months ended May 31, 2017 and 2016, and the changes between those periods for the respective items, are summarized as follows:

	Nine Months Ended
	May 31,
Statement of Operations Data:	2017	2016	Changes

Revenue	$-	$-	$-
Total operating expenses	27,067,276	38,613	27,028,663
Other expenses	972	-	972
Net loss	$27,068,248	$38,613	$27,029,635

We did not earn revenues for the nine months ended May 31, 2017 or 2016.

We incurred a net loss of $27.1 million for the nine months ended May 31, 2017 as compared to a net loss of $39,000 for the same period in 2016. The increase in net loss was due to operating expenses incurred in connection with the development of our Infinitus Super Highway starting in August 2016. We expect that operating costs will continue to be incurred at an elevated level in future periods as we continue to develop Infinitus.

Our operating expenses for the nine months ended May 31, 2017 and May 31, 2016, and the changes between those periods for the respective items, are summarized as follows:

	Nine Months Ended
	May 31,
Operating Expenses:	2017	2016	Changes

Advertising and marketing	$1,130,070	$-	$1,130,070
Depreciation and amortization	2,614	-	2,614
General and administrative expenses	162,280	4,897	157,383
Management fees	13,135	-	13,135
Professional fees	1,427,770	33,716	1,394,054
Research and development	704,257	-	704,257
Salaries and wages	400,658	-	400,658
Stock based compensation	23,226,492	-	23,226,492
Total operating expenses	$27,067,276	$38,613	$27,028,663

The principal reason for the increase in operating expenses was $23.2 million of stock-based compensation expenses incurred in the 2017 period. In the nine months ended May 31, 2017, stock compensation expense included: (i) $11.6 million in connection with the issuance of 8,665,140 shares of common stock to Air Lease Corporation pursuant to our marketing agreement with that company; (ii) $1.25 million in connection with the issuance of 1,250,000 shares of common stock to Jet Midwest Group pursuant to our service agreement with that company; (iii) $320,000 in connection with the issuance of 326,656 shares of common stock to consultants; and (iv) $9.2 million with respect to employee stock options.

Advertising and marketing expenses relate to television and print advertising for branding purposes. General and administrative expenses include office, shipping, entertainment, travel, insurance and other miscellaneous expenses. Professional fees include legal, accounting and compliance fees for our audit, SEC filings, securities offerings and contracts.

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Three Months Ended May 31, 2017 and 2016

Our operating results for the three months ended May 31, 2017 and May 31, 2016, and the changes between those periods for the respective items, are summarized as follows:

	Three Months Ended
	May 31,
Statement of Operations Data:	2017	2016	Changes

Revenue	$-	$-	$-
Total operating expenses	9,474,796	13,701	9,461,095
Other expenses	22	-	22
Net loss	$9,474,818	$13,701	$9,461,117

We did not earn revenues for the three months ended May 31, 2017 or 2016.

We incurred a net loss of $9.5 million for the three months ended May 31, 2017 as compared to a net loss of $14,000 for the same period in 2016. The increase in net loss was due to operating expenses incurred in connection with commencing the development of our Infinitus Super Highway starting in August 2016. We expect that operating costs will continue to be incurred at an elevated level in future periods as we continue to develop Infinitus.

Our operating expenses for the three months ended May 31, 2017 and May 31, 2016, and the changes between those periods for the respective items are summarized as follows:

	Three Months Ended
	May 31,
Operating Expenses:	2017	2016	Changes

Advertising and marketing	$523,893	$-	$523,893
Depreciation and amortization	1,885	-	1,885
General and administrative expenses	87,453	1,965	85,488
Management fees	1,500	-	1,500
Professional fees	668,119	11,736	656,383
Research and development	383,606	-	383,606
Salaries and wages	192,467	-	192,467
Stock based compensation	7,615,873	-	7,615,873
Total operating expenses	$9,474,796	$13,701	$9,461,095

The principal reason for the increase in operating expenses was $7.6 million of stock-based compensation expenses incurred in the 2017 period. In the three months ended May 31, 2017, stock compensation expense included: (i) $2.7 million in connection with the issuance of 965,140 shares of common stock to Air Lease Corporation pursuant to our marketing agreement with that company; (ii) $30,000 in connection with the issuance of 11,798 shares of common stock to consultants; and (iii) $4.0 million with respect to employee stock options.

Liquidity and Capital Resources

Fiscal Years Ended August 31, 2016 and 2015

	Year Ended
Balance Sheet Data:	August 31, 2016	August 31, 2015

Cash	$809	$5,427
Bank indebtedness	$1,985	$-
Working capital deficiency	$90,664	$34,707
Total assets	$9,976	$5,427
Total liabilities	$100,640	$40,134
Total stockholders’ deficit	$90,664	$34,707

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As of August 31, 2016, our current assets were $9,976 and our current liabilities were $100,640, which resulted in a working capital deficiency of $90,664. As of August 31, 2016, current assets were comprised of $809 in cash and $9,167 in prepaid expenses, compared to $5,427 in cash at August 31, 2015. As of August 31, 2016, current liabilities were comprised of $1,985 in bank indebtedness, $53,290 in accounts payable, and $45,365 in due to related parties, compared to $33,782 in accounts payable and $6,352 in due to related parties at August 31, 2015.

As of the year ended August 31, 2016, we were indebted to our bank for $1,985.

	Year Ended
Cash Flow Data:	August 31, 2016	August 31, 2015

Cash Flows used in Operating Activities	$(49,906)	$(4,145)
Cash Flows provided by Financing Activities	$45,288)	$4,145
Net Decrease in Cash During Period	$(4,618)	$-

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the year ended August 31, 2016, net cash flows used in operating activities was $49,906, consisting of a net loss of $168,323 and was offset by stock-based compensation of $72,309, an increase in prepaid expenses of $9,167, an increase in accounts payable of $53,290 and an increase in bank indebtedness of $1,985. For the year ended August 31, 2015, net cash flows used in operating activities was $4,145, consisting of a net loss of $164 and was offset by gain on extinguishment of debt of $17,288 and an increase in accounts payable of $13,307.

Cash Flows from Financing Activities

For the years ended August 31, 2016 and 2015, we received $45,288 and $4,145, respectively, as loans from related parties for paying operational expenses on our behalf.

Nine Months Ended May 31, 2017 and 2016

	May 31,	August 31,
Balance Sheet Data:	2017	2016	Changes

Cash	$224,331	$809	$223,522
Bank indebtedness	$180	$1,985	$(1,805)
Working capital (deficiency)	$(41)	$(90,664)	$90,623
Total assets	$476,546	$9,976	$466,570
Total liabilities	$449,291	$100,640	$348,651
Total stockholders’ equity (deficit)	$27,255	$(90,664)	$117,919

Because we have not generated any revenues, we depend on proceeds from the sales of securities and loans to finance our operations. During the nine months ended May 31, 2017, we relied primarily on the proceeds from issuances of securities, including the following: (i) $3.0 million from the issuance of units that included an aggregate of 2,965,608 shares of common stock and warrants to purchase an additional 2,965,608 shares of common stock during periods expiring one to five years from the sale date at prices ranging from $1.25 to $3.25 per share; and (ii) $940,000 from the issuance of 752,000 shares of common stock upon exercise of outstanding warrants.

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Pursuant to our agreement with Air Lease Corporation entered into in January 2017, in consideration for the services to be provided by Air Lease Corporation, we issued to Air Lease Corporation shares of common stock representing 10% of our common stock outstanding on January 10, 2017, and we agreed that on January 15, 2018 we would grant to Air Lease a five-year option to purchase 6% of the shares of common stock outstanding on that date. The agreement with Air Lease Corporation provides full anti-dilution protection to Air Lease Corporation. As a result, each time we issue additional shares of common stock or shares of another class or series of capital stock, we will issue to Air Lease Corporation without further consideration additional shares of our common stock or other class or series of capital stock so that Air Lease Corporation will own 10% of the outstanding shares of common stock and each other class or series of capital stock. Similarly, the number of shares subject to Air Lease Corporation’s option would increase so that such number would represent 6% of the outstanding shares of our common stock. Through May 31, 2017, we had issued 8,839,600 shares of common stock to Air Lease Corporation.

Pursuant to our agreement with Jet Midwest Group entered into in October 2016, in consideration for the services to be provided by Jet Midwest Group, we issued to Jet Midwest Group shares of common stock representing 1.6% of our common stock then outstanding. The agreement with Jet Midwest Group provides full anti-dilution protection to Jet Midwest Group. As a result, each time we issue additional shares of common stock or shares of another class or series of capital stock, we will issue to Jet Midwest Group without further consideration additional shares of our common stock or other class or series of capital stock so that Jet Midwest Group will own 1.6% of the outstanding shares of common stock and each other class or series of capital stock. Through May 31, 2017, we had issued 1,414,336 shares of common stock to Jet Midwest Group.

Accordingly, we must obtain additional financing to continue operations at our current level. We can give no assurance that we can obtain any additional financing, or if such financing is available, it would be available on terms generally as favorable as terms of recent financings.

In June 2017, we obtained $993,900 in additional capital. We issued units consisting of an aggregate of 289,390 shares of common stock and warrants to purchase 289,390 shares of common stock, exercisable for three years from issuance at a price range of $1.66 to $2.41 per share, for aggregate gross proceeds of $493,900. In addition, we issued 400,000 shares of common stock upon exercise of warrants at an exercise price of $1.25 for proceeds of $500,000.

If we cannot raise additional funds through the sale of securities or loans, we would be required to substantially curtail or even cease business operations.

The following table sets forth certain information about our cash flow during the nine months ended May 31, 2017.

	Nine Months Ended
	May 31,
Cash Flow Data:	2017	2016	Changes

Cash Flows used in Operating Activities	$(3,745,859)	$(13,610)	$(3,732,249)
Cash Flows used in Investing Activities	(29,910)	-	(29,910)
Cash Flows provided by (used in) Investing Activities	3,999,291	8,183	3,991,108
Net Increase (decrease) in Cash During Period	$223,522	$(5,427)	$228,949

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the nine months ended May 31, 2017, net cash flows used in operating activities was $3,745,859, consisting of a net loss of $27,068,248 and was reduced by stock-based compensation of $23,226,492 and an increase in accounts payable and accrued liabilities of $310,841 and was increased by an increase in prepaid expenses of $215,753, and a decrease in line of credit of $1,805. For the nine months ended May 31, 2016, net cash flows used in operating activities was $13,610, primarily from a loss of $38,613 and offset by an increase in accounts payable and accrued liabilities of $24,461 and an increase in line of credit of $542.

Cash Flows from Investing Activities

For the nine months ended May 31, 2017, we acquired $29,910 of office and computer equipment. For the nine months ended May 31, 2016, net cash flows used in investing activities was $0.

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Cash Flows from Financing Activities

For the nine months ended May 31, 2017, net cash flows provided by financing activities was $3,999,291, consisting of proceeds from issuance of common stock of $3,019,676, proceeds from exercise of warrants of $940,000 and advances from related parties of $39,615. For the nine months ended May 31, 2016, net cash flows provided by financing activities was $8,183 through advances from related parties.

Off Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Application of Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact on our business operations and any associated risks related to these policies are discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations when such policies affect our reported or expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”). We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The results form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates under different assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require our most difficult, subjective, and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

The material estimates for our company are that of the stock-based compensation recorded for common shares issued for non-cash consideration and options and warrants granted, and the income tax valuation allowance recorded for deferred tax assets.

The fair values of options and warrants are determined using the Black-Scholes option pricing model. We have no historical data on the accuracy of these estimates. The estimated sensitivity to change is related to the various variables of the Black-Scholes option pricing model stated below. The specific quantitative variables are included in the notes to the consolidated financial statements. The estimated fair value of options is recognized as expense on the straight-line basis over the options’ vesting periods. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the expected life, dividend yield, expected volatility and risk-free interest rate weighted-average assumptions used for options and warrants granted. Expected volatility for 2017 was estimated using the average historical volatility of three public companies offering services in the same industry classification. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the grant date. The expected life of options is based on the life of the instrument on grant date.

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Stock-Based Compensation

ASC 718, “Compensation - Stock Compensation,” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity-Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Income taxes

The Company utilizes the asset and liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for operating loss and tax credit carry-forwards and for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that the value of such assets will be realized.

The Company uses the two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating the Company’s tax positions and tax benefits, which may require periodic adjustments.

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BUSINESS

Overview

We are a developmental stage company with the principal business strategy of developing, marketing and licensing a fully-meshed, high-speed broadband airborne wireless network by linking commercial aircraft in flight. We call this network the “Infinitus Super Highway.” To our knowledge, no fully meshed commercial broadband airborne network exists in the world today.

We expect that Infinitus will provide a broadband wireless communication infrastructure by using and modifying existing, small, lightweight, low-power relay station equipment that will be installed onboard aircraft. Each equipped aircraft would have a broadband wireless communication link to one or more neighboring aircraft and/or ground stations. These aircraft would form a chain of seamless airborne repeaters or routers providing broadband wireless communication gateways along the entire flight path, essentially creating a digital superhighway in the sky. If a link were to be interrupted, the signal would be redirected to the next participating aircraft or ground station in the chain -- in other words, there would be multiple, simultaneous data connections and thus the system would not rely on a single link.

We intend to act as a wholesale carrier, licensing our bandwidth to data service providers (such as major telecom companies and other Internet service providers) that provide broadband services to end users, to government agencies and to companies that desire a more robust private broadband network. We do not plan to license Infinitus directly to consumers. We anticipate that Infinitus will enable our future customers to minimize their infrastructure development time and costs, and increase the reliability of their broadband communications systems.

If we can successfully complete the development of Infinitus, Infinitus could provide high-speed broadband internet service to currently underserved markets, such as maritime, rural and remote locations. In addition, Infinitus could improve Internet access and connectivity for customers onboard aircraft in flight. Infinitus could also provide a wireless broadband network that is not vulnerable or susceptible to single points of failure (as is the case with current wireless networks) to government agencies, including those that provide emergency or disaster relief services, or companies seeking a more secure, reliable private data network.

Infinitus will be based principally on a United States patent that we acquired in August 2016. The patent gives the holder the exclusive right in the United States and countries honoring United States patents to create a fully-meshed, high-speed broadband wireless network by linking commercial aircraft in flight. We have also filed a patent application on July 25, 2017 seeking exclusive rights to our method of synchronizing laser links between aircraft in flight, which we believe will be instrumental in making Infinitus operate successfully.

We are currently in the process of completing the development of Infinitus, and have not licensed Infinitus to anyone or generated any revenue.

We have a three-pronged plan to commercialize Infinitus, which is described more fully below.

Current Limitations on the Current Broadband Wireless Network

As the proliferation of mobile devices has grown, so too has the dependency on such devices, and the need -- or rather demand -- for more bandwidth. Regardless of application; airborne, maritime or remote, with current technology, we believe that there is not enough available bandwidth to adequately support that growth.

Limited satellite bandwidth, combined with the inherent air-to-ground connectivity challenges of current solutions, underscores the challenges to meet the current and growing demand. Add the significant limitations of current technology, especially when it involves trans-oceanic journeys, and we believe that the need for new, comprehensive solutions becomes apparent.

Much of the air traveling public is familiar with traditional airborne services, as many airlines offer “Wi-Fi” services. The integrity of those services depends on a single link, either accessing a cellular-tower, or a satellite. This limits customer usage to non-real time services, as such technology suffers from “single points of failure.” There simply is not enough bandwidth. Accordingly, service is often interrupted and slow, due to an infrastructure not designed to handle the demand for data traffic. The reason for slow data-rates is that data is “stored and forwarded,” meaning onboard equipment holds the data until the next link is available.

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Our Proposed Solution— Infinitus

Infinitus will use commercial aircraft in flight to create a fully-meshed broadband airborne wireless network. Each aircraft equipped with Infinitus would have a broadband wireless communication link to one or more neighboring aircraft and/or ground stations. As such, if a link is ever interrupted, the signal would be redirected to the next participating aircraft or ground station in the chain. In other words, multiple, simultaneous data connections would exist at all times and the system would not rely on a single link, as is the case with existing technology.

Because Infinitus would typically be used at mid-level altitudes (20,000 to 40,000 feet), we believe that it will have inherent advantages over satellites. We believe that such altitudes will provide us with the primary advantage of being able to reuse operating spectrum. Nature limits the range of signals based upon the curvature of the earth, allowing the same frequencies to be reused beyond the horizon.

We believe that our ability to assign operating frequencies dynamically and the ease and cost-effective ways in which we will be able to service and/or upgrade our equipment (unlike high altitude solutions), could provide us a steady, leading role in the expanding broadband wireless industry.

When new and more efficient data-transmission technologies emerge, we believe that upgrading Infinitus would be as easy as replacing a single module, and the system would be ready for “the future.” Satellite technology, on the other hand, in most cases, has already been surpassed by the time a satellite is launched, due to the typical two-year period between the design of a satellite and its subsequent launch. Additionally, satellites cannot generally be upgraded or serviced once launched.

Development and Testing

We are currently in the development and testing phase of our plan.

In May 2017, we conducted our first airborne test of the system, using two Boeing 767 aircraft and a temporary mobile mast system to emulate a ground station (“Proof of Concept flight tests”). During the Proof of Concept flight tests, FAA and electromagnetic field interference (EMI) tests were completed successfully. The Proof of Concept flight tests also successfully demonstrated, on a micro scale, the ability of aircraft equipped with Infinitus to act as airborne repeaters or routers to send and receive broadband signals from one aircraft to another. The tests also successfully demonstrated aircraft-to-ground communication; ground-to-aircraft communication; and aircraft-to-aircraft-to-ground-and-back communication.

We will need to complete the software development and the design and development of the customized hardware to enable Infinitus. Once software and hardware development is substantially complete, we will be able to conduct a much larger test, using up to 20 commercial aircraft.

In this regard, we engaged Thinking Different Technologies B.V. (“TDT”) in June 2017 under a Software Development Agreement to help us complete development of the software for Infinitus. TDT is a Netherlands software developer and engineering development company that engages in research, development, prototyping and patenting of numerous cutting-edge technologies, including chaos non-linear telecommunication and radio technology, anti-inertia phenomenon and economy of fuel in automotive and aviation industries, among others.

In addition, we plan to engage a highly experienced antenna designer to develop and produce the customized airborne antenna that will need to be installed on all aircraft to enable Infinitus. In addition, we plan to engage a FAA-certified OEM manufacturer to design, develop and produce the storage module, or line replacement unit, that will be used to house the software and which will be installed on the aircraft.

We presently anticipate that we will be able to conduct the larger airborne test involving up to 20 commercial aircraft by the end of the 2017 or the first quarter of 2018, assuming that sufficient progress has been made in the relevant software and hardware development and that we are able to obtain additional funding. If successful, we would be able to complete hardware and software development in order to launch Infinitus.

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Creating the Fully Meshed Broadband Wireless Network--Contracting with Commercial Airlines and Traditional Data Transfer Providers

In order to commercialize Infinitus, our equipment will have to be installed on a sufficient number of aircraft so that a fully-meshed broadband airborne wireless network will be available 24 hours a day and 7 days a week in the geographic territories we initially intend to cover. In that regard, we plan to enter into agreements with commercial airlines (passenger and cargo) that will allow us to install our equipment on their aircraft. We believe commercial airlines will be amenable to such agreements because they will receive a portion of the revenue from the usage of the equipment and/or Infinitus will enhance their overall customer service by providing better Internet access and connectivity to its customers onboard aircraft in-flight.

Our initial market will be the continental United States. For the United States, we currently estimate that our Infinitus network would require a minimum of approximately 30 equipped aircraft to establish a coast-to-coast connection. We believe we will need to have our equipment installed on approximately 500 to 600 commercial aircraft to achieve redundancy and obtain an industry acceptable 90% standard connectivity rate. Our goal will be to have Infinitus installed on at least 2,500 commercial aircraft, which we believe will result in approximately 600 commercial aircraft airborne at any particular time to try and achieve an industry standard of 99.9% or better connectivity rate, which is the current rate of broadband/bandwidth provided by current telephone/ISP providers. These models and network features are being refined during our development phase and will require additional modeling that will, in turn, be verified and ratified through the testing and development phases.

In furtherance of this objective, on January 9, 2017, we entered into a Marketing Memorandum of Understanding with Air Lease Corporation, a leading aircraft leasing company principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide, as our marketing agent to arrange for airlines to install our equipment on their aircraft. Air Lease Corporation has more than 200 aircraft presently leased to over 80 customers worldwide. Under the terms of the agreement, Air Lease Corporation agreed to market Infinitus to airlines within the continental U.S. upon successful completion of our Proof of Concept flight tests, while also assisting us in obtaining the necessary FAA and airframe manufacturer approvals and connecting us with investment and banking entities within its own network. In consideration of the services to be provided by Air Lease Corporation, we agreed to provide 2% of the net profits which are earned from the use of Infinitus, which will be paid monthly in arrears and for the entire life of Infinitus. In addition, we issued to Air Lease Corporation shares of common stock representing 10% of our common stock outstanding on January 10, 2017, and we agreed that on January 15, 2018 we would grant to Air Lease a five-year option to purchase an additional 6% of the shares of common stock outstanding on that date, exercisable at prices determined by applying discounts to the trading price of the Company’s common stock on the grant date. The agreement with Air Lease Corporation provides full anti-dilution protection to Air Lease Corporation. As a result, each time we issue additional shares of common stock or shares of another class or series of capital stock, we will issue to Air Lease Corporation without further consideration additional shares of our common stock or other class or series of capital stock so that Air Lease Corporation will own 10% of the outstanding shares of common stock and each other class or series of capital stock. Similarly, each time we issue additional shares of common stock or shares of another class or series of capital stock that would dilute the 6% of shares for which Air Lease Corporation holds an option to purchase, we will issue to Air Lease Corporation without further consideration additional options to Air Lease Corporation for the purchase of additional shares of our common stock or other class or series of capital stock so that the number of shares that Air Lease Corporation can purchase continues to equal 6%.

As noted, we successfully completed our Proof of Concept flight tests in May 2017. Air Lease Corporation has accordingly commenced its marketing efforts to airlines within the continental U.S.

In addition to installing our equipment on commercial aircraft, we also need to establish the ground-based system infrastructure that will allow users to access the network. In that regard, we plan to enter into agreements with traditional data transfer companies, such as fiber-based network solution providers, with which we can partner to support the ground based system infrastructure required to fully enable Infinitus. We believe that these providers will be amenable to such agreements because they will enjoy significantly increased data traffic and associated revenues, as well as additional trade recognition, as a part of enabling Infinitus.

In this regard, on December 12, 2016, we entered into a Memorandum of Understanding with Electric Lightwave Holdings, Inc., a fiber-based network services provider in the western United States, pursuant to which the parties agreed to explore the possibility of entering into an agreement whereby Electric Lightwave Holdings would support Infinitus with its 12,500 mile fiber optics cable and data center network, including an undersea cable link to the Hawaiian Islands. The agreement contemplated by the Memorandum of Understanding would also provide us access to strategic real estate within the western United States on which we will construct our ground stations. We note that on November 30, 2016, Zayo Group Holdings, Inc. announced it had entered into an agreement to acquire Electric Lightwave Holdings. We do not believe that Zayo Group Holdings’ acquisition of Electric Lightwave Holdings will affect our contemplated agreement with Electric Lightwave Holdings. The Memorandum of Understanding with Electric Lightwave Holdings, Inc. is non-binding and there is no assurance that we will enter into a definitive agreement.

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We ultimately intend to also expand into the international and maritime markets. For the international market, we will build upon the relationships we have fostered to date with our strategic partners to gain access to international commercial airlines. We believe that these airlines will also be amenable to entering into agreements allowing us to install our equipment on their aircraft for the same reason that United States airlines would agree to such installation.

For the maritime market, we will seek to contract with shipping companies, as well as operators of water platform oil drilling rigs. They will install our equipment on their ships and drilling rigs, which would serve as signal boosters that amplify and relay any broadband wireless signal when line of sight may be lost between planes and/or ground stations. We believe that such shipping companies and drilling rig operators would be amenable to entering into agreements allowing us to install our equipment on their ships and/or drilling rigs because it will enable cell phone and Internet service on those ships and drilling rigs, while also enabling real-time tracking functionality.

In addition, on March 9, 2017, we entered into a non-binding Memorandum of Understanding with ViaLight Communications GmbH (“ViaLight”) pursuant to which the parties agreed to explore the possibility of entering into an agreement whereby we would explore integrating a laser-based communication system on Infinitus. There are no assurances that we will enter into a definitive agreement with ViaLight.

Selling Infinitus to Customers

Once Infinitus is in place, we intend to act as a wholesaler of broadband wireless bandwidth.

Our potential customers are a known and finite group, with the exception of the possible drone marketplace. We believe that there is potential in the drone industry as we could work closely with the FAA to develop the standards for “safe” drone control. As noted, our intended customers fall into three broad categories:

•	Data service providers, such as larger telcoms and ISPs (including those that provide in-cabin connectivity, such as GoGo, rural service providers, maritime access providers, and in the future, possibly, drone network access/safety, drone control beyond the horizon, private business jet network access;

•	Government agencies such as the FAA, the Department of Defense, the Transportation Security Administration or emergency or disaster relief agencies/providers; and

•	Large private companies seeking to either establish their own private networks, or improve their existing private networks, by utilizing Infinitus.

Marketing to the aforementioned customers will be on a direct basis, although we anticipate that many of our customers will be derived from introductions and industry relations. Once Infinitus has been established, we expect to be approached by additional service providers as we would be offering solutions which may not be available with current technologies.

Manufacturing, Equipment and Installation

The equipment to be installed on each aircraft includes a radome, a customized antenna and several line replaceable units, which will house the Infinitus software.

Although all components will be manufactured by third parties who are experts in their respective fields, such manufacturing would be done on an original equipment manufacturer’s basis, to our specifications. We would be the owner of the design of such components and responsible ultimately for the quality of each component and, except when required by the FAA rules, responsible for compliance with the applicable FAA Parts Manufacturing Authority. See “—Licenses and Regulation.” To ensure that we remain PMA-compliant, we will maintain manufacturing oversight; this will include establishing and maintaining a product management facility controlled by us where we will oversee final assembly of the equipment.

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We plan to hire a team of employees who will train to become specialists in installing the relevant equipment on aircraft, and who will in turn train employees of one or more third-party service providers with whom we plan to contract. In addition, airlines with which we intend to work may prefer to have their own employees or a third-party service provider of their choice install our equipment directly. We expect to have our team train any such third-party service provider on how to install our equipment correctly.

Competition

We believe that if we are successful, the proprietary nature of Infinitus will enable us to create a unique broadband network which currently is not available in the marketplace.

There are a number of possibly competing systems that rely on launching large numbers of small satellites. Potential competitors include:

•	Inmarsat PLC and its satellites. Inmarsat is a leader in the providing of satellite-based communication services to the maritime industry;

•	Traditional communications and broadcast satellites. Currently, traditional satellites (despite their many disadvantages and huge environmental impact), are the only solution to solving the world’s ever-growing need for communications and connectivity;

•	Facebook, Inc., which is attempting to create a network in the sky utilizing drones with wingspans the size of Boeing 737/757 aircraft; and

•	Google, Inc., which is attempting to create a network in the sky utilizing drones or balloons.

To our knowledge, the closest approach to Infinitus is Facebook’s proposed use of drones to provide network coverage. This approach resembles Infinitus, with two major differences. First, we believe that the use of large, unmanned drones (with wingspans the size of a Boeing 737/757 aircraft) flying overhead, solely depending on solar power, may not to be the safest method for providing this service. Second, we have a U.S. patent, which is recognized by many of the world’s nations, and protects Infinitus from competitors seeking to utilize our technology. Our competitors do not own similar patents in those countries that recognize U.S. patents, nor do they have a license to use our patent, and, therefore, their use of technology similar to Infinitus could infringe on our intellectual property.

Facilities

We presently lease a 1,500 square foot of office space in a business park in Simi Valley, California on a month-to-month basis. Our monthly rent is $1,750. As we expand our business operations, we anticipate that we will need to lease additional office space.

Employees

As of August 11, 2017, we had 7 full-time employees and 8 total employees. Additionally, we utilize the services of consultants to assist with the development of our business. We consider our relationship with our employees to be good.

We anticipate that human resource planning will be a part of an ongoing process that will include regular evaluation of our operations. We intend to hire additional employees at such time as we determine it is appropriate.

Licenses and Regulation

Federal Aviation Administration

The FAA prescribes standards and certification requirements for the manufacturing of aircraft and aircraft components, and certifies and rates repair stations to perform aircraft maintenance, and preventive maintenance and alterations, including the installation and maintenance of aircraft components. Each type of aircraft operated in the United States pursuant to an FAA-issued standard airworthiness certificate must possess an FAA Type Certificate, which constitutes approval of the design of the aircraft type based on applicable airworthiness standards. When a party other than the holder of the FAA Type Certificate develops a major modification to an aircraft already type-certificated, that party must obtain an FAA-issued STC approving the design of the modified aircraft type. As our equipment would constitute a major modification, we will need to obtain an STC for each aircraft type operated by each airline partner on whose aircraft our equipment will be installed. Separate STCs typically are required for different configurations of the same aircraft type, such as when they are configured differently for different airlines.

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After obtaining an STC, a manufacturer desiring to manufacture components to be used in the modification covered by the STC must apply to the FAA for a PMA, which permits the holder to manufacture and sell components manufactured in conformity with the PMA and its approved design and data package. In general, each initial PMA is an approval of a manufacturing or modification facility’s production quality control system. PMA supplements are obtained to authorize the manufacture of a particular part in accordance with the requirements of the pertinent FAA regulations which are included in its production quality control system. We plan to routinely apply for such PMAs and supplements. We plan to utilize qualified and approved suppliers. We also plan to be the sole owner of the design, and be responsible for the quality, of each component in accordance with the applicable PMA.

Our business will depend on our continuing access to, or use of, applicable FAA certifications, authorizations and other approvals, and our employment of, or access to, FAA-certified individual engineering and other professionals. In this regard, on October 18, 2016, we entered into a Consulting Agreement with Aero Certification and Engineering LLC (“Aero”), pursuant to which we engaged Aero to support us in our development of data and analysis to support FAA Civil Certification of Infinitus.

In accordance with these certifications, authorizations and other approvals, the FAA will require that we maintain, review and document our quality assurance processes. The FAA may also visit our facilities at any time as part of our agreement for certification as a manufacturing facility to ensure that our facilities, procedures, and quality control systems meet the requirements for the FAA approvals we hold. In addition, we will be responsible for informing the FAA of significant changes to our organization and operations, product failures or defects, and any changes to our operational facilities or FAA-approved quality control systems. Other FAA requirements include training procedures and drug and alcohol screening for safety-sensitive employees working at our facilities.

Foreign Aviation Regulation

According to our understanding of international aviation convention, we believe that the airworthiness of FAA-certified Infinitus equipment installed on U.S.-registered aircraft should be recognized by civil aviation authorities (“CAAs”) worldwide. As a result, we do not expect to require further airworthiness certification formalities in countries outside of the United States for U.S.-registered aircraft that already have an STC issued by the FAA covering Infinitus equipment. For aircraft registered with a CAA other than the United States, the installation of Infinitus equipment would require airworthiness certification from an airworthiness certification body. Typically, the CAA of the country in which the aircraft is registered is responsible for ensuring the airworthiness of any aircraft modifications under its authority.

The FAA holds bilateral agreements with a number of certification authorities around the globe. Bilateral agreements facilitate the reciprocal airworthiness certification of civil aeronautical products that are imported/exported between two signatory countries. A Bilateral Airworthiness Agreement (“BAA”) or Bilateral Aviation Safety Agreement (“BASA”) with Implementation Procedures for Airworthiness (“IPA”) provides for airworthiness technical cooperation between the FAA and its counterpart civil aviation authorities. Pursuant to a BAA or BASA, the CAA of the aircraft’s country of registration generally validates STCs issued by the FAA and then issues a Validation Supplemental Type Certificate (“VSTC”). For countries with which the FAA does not have a BAA or BASA, we must apply for certification approval with the CAA of the country in which the aircraft is registered. In order to obtain the necessary certification approval, Infinitus would be required to comply with the airworthiness regulations of the country in which the aircraft is registered. Failure to comply with all foreign airworthiness and aviation regulatory requirements at the commencement of each airline partner’s service in any country in which such partner registers aircraft when there are no applicable bilateral agreements could lead to significant additional costs related to certification and could impact the timing of our ability to provide our service on our airline partners’ fleets.

Federal Communications Commission

The FCC is responsible for managing and licensing the electromagnetic spectrum for broadband wireless communications in the United States.

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We will need an FCC license to use a portion of this spectrum for Infinitus. Although we are reasonably certain that we will receive this license from the FCC; we can provide no assurance when we will receive such a license or if we will receive it at all. Further, once received, any breach of the terms of the license or other license, or any violation of the Communications Act or the FCC’s rules, could result in the revocation, suspension, cancellation or reduction in the term of a license or the imposition of fines. From time to time, the FCC may monitor or audit compliance with the Communications Act and the FCC’s rules or with our licenses, or may do so if a third party were to bring a claim of breach or noncompliance. In addition, the Communications Act, from which the FCC obtains its authority, may be amended in the future in a manner that could be adverse to us. The FCC is currently conducting rulemaking proceedings to consider the service rules for certain aeronautical services and recently granted a petition and issued a notice of proposed rulemaking in connection with a request to designate certain spectrum. The timetable and ultimate outcome of such rulemaking processes are unknown, and we are unable to determine whether they would have an effect on our business.

Regulatory Status

The FAA has issued us a project number, ST16664LA-T for our initial STC application. Upon approval of our STC application, we will be certified to install our broadband and transceiver system on Boeing 757-200 aircraft. We intend to seek certification for most of the world’s common commercial aircraft types, including the Boeing 737 and Airbus A320/21 series aircraft. Similar certificates would need to be approved for each additional aircraft type. We completed our Proof of Concept flight tests on two Boeing 767-300ER aircraft and a temporary mobile mast station that emulated a ground station. This test was successfully completed on May 31, 2017 under a FAA-approved experimental operating certificate and a FCC special temporary authorization number 0378-EX-ST-2017X. Prior to our Proof of Concept flight test, we successfully completed ground demonstrations on two static 757-200 aircraft. We anticipate that this testing will ultimately result in our obtaining a STC, though we do not currently hold one and there can be no assurance that we will be granted one in a timely manner, or at all.

In addition to the STCs, we will need a PMA from the FAA to become an approved manufacturer of our system. All of our outside vendors in our component supply chain will also need to obtain a PMA.

Additionally, we are seeking approval from the FAA for certification on a non-interference basis of Infinitus regarding onboard critical aircraft operating components. We are initially seeking a STC approval on a non-interfering basis and thus we anticipate the FAA issuing this certification; however, there can be no assurance that we are issued this certification in a timely manner, or at all.

In March 2017, we filed with the FCC an application for an experimental operating certificate, file number 0378-EX-ST-2017X to begin air-to-air and air-to-ground meshed network system evaluations. That license was granted in May 2017 and allowed us to begin ground and flight radio frequency transmission testing of Infinitus. We are in ongoing discussions with the FCC to obtain final FCC approvals.

Legal Proceedings

We are not involved in any legal proceedings, nor are we aware of any proceedings in which any of our directors, officers or affiliates, any owner of record or beneficially of more than five percent (5%) of any class of our voting securities, or any associate of any such director, officer, affiliate, or security holder is a party adverse to us or has a material interest adverse to us.

Patents, Proprietary Rights and Know–How

Our intellectual property consists of (i) U.S. patent No. 6,285,878 B1, which is for a new use for the already existing fleets of commercial aircraft designed to replace low orbit communication satellites, and (ii) the trademark “Infinitus Super Highway.” The expiration date for our patent is September 4, 2018, and the expiration date of our trademark is June 11, 2025. The patent gives us the exclusive right in the United States and countries honoring United States patents to create a high-speed broadband wireless network by linking commercial aircraft in flight. We have also filed a patent application on July 25, 2017 seeking exclusive rights to our method of synchronizing laser links between aircraft in flight, which we believe will be instrumental in making Infinitus operate successfully. For more information regarding our intellectual property, please see the IP-related risks in the section titled “Risk Factors” in this prospectus.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act as modified by the JOBS Act. As such, we are eligible to take advantage of exemptions from various disclosure and reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act;

•	being permitted to present only two years of audited financial statements and discuss only two years of such financial results in the related Management’s Discussion and Analysis of Financial Condition and Results of Operations, in each case, instead of three years;

•	being permitted to present the same number of years of selected financial data as the years of audited financial statements presented, instead of five years;

•	reduced disclosure obligations regarding executive compensation, including no requirement to present a Compensation Disclosure and Analysis;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•	exemptions from the requirements of holding a non-binding advisory stockholder vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may choose to take advantage of some or all of the available exemptions. We have taken advantage of some of the reduced reporting burdens in this prospectus. Accordingly, the scope of the information contained herein may be different than the scope of the information you receive from other public companies in which you hold stock. We do not know if some investors will find our shares less attractive as a result of our utilization of these or other exemptions. The result may be a less active trading market for our shares and our share price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Our status an “emerging growth company” will terminate on August 31, 2018 or earlier if our revenue or market capitalization exceed certain thresholds set forth in the JOBS Act and related rules and regulations thereunder.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age and position of each of our executive officers and directors as of the date of this prospectus.

Name	Age	Position
Michael J. Warren	65	Chief Executive Officer and Director
J. Edward Daniels	67	President, Treasurer, Secretary and Director
Marius D. de Mos	66	Vice President, Technical Affairs and Development
Jason T. de Mos	36	Vice President, Business Development and Aviation Compliance
Earle O. Olson	58	Vice President, Industry Relations

Each director serves for a term of one year and until his successor is duly elected and qualified. Our executive officers are appointed by our board of directors. There are no family relationships between or among any of our executive officers or directors, except that Jason de Mos is the son of Marius de Mos.

Pursuant to our Marketing Memorandum of Understanding with Air Lease Corporation, Air Lease Corporation has the right to representation on our board of directors. This may be in the form of a director or a non-voting observer. As of the date of this prospectus, Air Lease Corporation has not exercised its right to designate a director. We expect that if and when it were to exercise this right, we would either nominate the individual chosen by Air Lease Corporation for election to our board of directors at our next annual meeting of stockholders, or expand the number of seats on our board, and appoint the individual designated by Air Lease Corporation to the vacancy created by such expansion; that individual would then stand for re-election at our next annual meeting of stockholders. This right will terminate when Air Lease Corporation owns less than 5% of our outstanding shares or terminates its marketing efforts on our behalf.

Background of Executive Officers and Directors

The following is a brief summary of the background of each of our executive officers and directors:

Michael J. Warren. Mr. Warren has been our Chief Executive Officer since February 2017 and a member of our board of directors since March 2017. From July 2012 through January 2017, Mr. Warren served as the Regional Operations and Security Director for ECC International in Afghanistan. In that capacity, he supervised the security of 18 major DOD Construction Projects, including an Asia Development Bank road project building the Ring Road from Herat to Mazer-e-Sharif, and a United States Agency for International Development (“USAID”) Infrastructure Development project with the Afghan Ministry of Mines, Oil, and Gas. Prior to being the Regional Operations and Security Director for ECC International, Mr. Warren was the Director of Operations, Security & Safety for Checchi & Company Consulting, Inc., in Afghanistan, where he focused on the Measurement and Evaluation Program under contract with USAID.

Mr. Warren obtained a Bachelor of Arts degree in Political Science from the University of Missouri in 1975. Mr. Warren also graduated from the U.S. Marine Corps University in Quantico, Virginia in 1990, majoring in Strategic Planning and Operational Planning. Mr. Warren is certified as a Counter Terrorism Planner, a Counterinsurgency Expert and in numerous security and safety courses. Mr. Warren also has experience with software and hardware companies having worked as the Director of Sales for Think3 CAD software from January 1, 2000 to December 31, 2000 and CCI/TRIAD from 1989 to 1999 and from 2001 to 2003 in the San Francisco Bay Area.

Our board of directors believes that Mr. Warren is qualified to serve as a member of our board of directors because of his extensive background in project management and service with numerous companies in the computer hardware and software industry. He brings over 40 years of proven leadership and management to our company and possesses an extensive background in operational and program management in both the government and the private sector.

J. Edward Daniels. Mr. Daniels has been our President, Treasurer, Secretary, and a director since October 20, 2015. For the last five years, Mr. Daniels has been a real estate investor and developer with Cal West Partners, a real estate firm that he owns. In 1975, Mr. Daniels obtained a Bachelor of Arts degree in Business Administration from Oakland University, Rochester, Michigan. In light of his many years of experience in real estate development and management, our board of directors believes that Mr. Daniels is well-qualified to serve as a member of our board of directors.

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Marius D. de Mos. Mr. de Mos has been our Vice President of Technical Affairs and Development since August 2016. From April 2010 through August 2016, Mr. de Mos was employed by Prestyle EOSA LLC, a Simi Valley, California company that develops far-infrared heating products, as its Chief Technology Officer. In 1971 Mr. de Mos received from Anthony Fokker School Hague, Netherlands, the equivalent of a Bachelor’s Degree and Master’s Degree in aeronautical electronics and aircraft systems.

Our board of directors considers Mr. de Mos a pioneer of modern day in-flight connectivity. He was part of the team that designed, developed, built (by hand), interfaced and commissioned Airfone, the first-ever FAA-approved airborne in-cabin wireless commercial telephone system, which paved the way for modern-day airborne wireless connectivity such as Wi-Fi and IFE systems. He has an extensive background in worldwide telecommunications, ranging from the development of terrestrial systems to satellite and cutting-edge airborne technologies. Many of these systems have been installed globally and are/were owned and/or managed by local or central governments and well-known companies such as GTE, Verizon, Motorola, AT&T, UK-based Cable and Wireless, and others.

Jason T. de Mos. Mr. de Mos has been our Vice President of Business Development and Aviation Compliance since October 2016. Mr. de Mos is a career aviation professional with extensive industry and leadership experience; interfacing with key governmental agencies including the FAA, TSA, NTSB and FCC on certification, compliance and investigation support. Mr. de Mos holds an FAA Airline Transport Pilot Certification, a Captain Type Rating Bombardier Learjet 60 (LR60), is a Bombardier Canadair Regional Jet CRJ 200 (CL65) pilot, is a Certified Flight Instructor, Instrument Instructor Pilot, FCC Restricted Radio Telephone Operator License holder and has logged over 7300 hours as Captain. A former life flight air ambulance medivac Captain, Mr. de Mos participated in, planned and executed many mission critical operations early in his career. From March 2007 to March 2017, Mr. de Mos served as Chief Pilot of flight operations at South Bay Aviation. Since May 2013 Mr. de Mos has served as Captain at Golden State Jet, Van Nuys, California, operating a Bombardier Learjet 60, where he has coordinated aircraft charter through brokers as well as individuals and transported customers to destinations throughout the US, Canada, Mexico and the Caribbean. Mr. de Mos currently devotes approximately 4 hours a week to Golden State Jet. In 2002, Mr. de Mos obtained his Bachelor of Science from Tarleton State University in Aviation, a member of Texas A&M University, with a minor in Business. Mr. de Mos has attended numerous aviation seminars, training events and professional courses throughout his career including Pinnacle Airlines/Northwest Airlink, Flight Safety International, and CAE Simuflite.

Earle O. Olson. Mr. Olson has been our Vice-President of Industry Relations since November 1, 2016. From 1992 to October 2016, Mr. Olson was employed by AMP, Inc. (now Tyco Electronics Corp.) in a variety of roles with increasing responsibility, ending as an international business development manager focused upon robust communication interconnect/chassis hardware in fiber optics, matched impedance high-speed copper, and high bandwidth RF designs.

Mr. Olson’s experience within the commercial and military aerospace industries spans over 36 years in a variety of roles. He possesses specialized experience in global commercial and military industries, as well as a background in airborne applications from inflight entertaining and networking, to flight controls, sensors and more.

We believe that Mr. Olson’s experience will assist us in connecting the aerial part of Infinitus to ground stations and with other related activity, as well as the identification of third-party vendors for design, manufacture and modification of A/C to assure the efficient use of our capital.

Board of Directors, Committees and Director Independence

Our board of directors currently consists of two members. Neither of our directors is considered to be an independent director, because they each serve our company as an executive officer. Our common stock is quoted on the OTCQB, which does not maintain any standards requiring us to establish or maintain an audit, nomination or compensation committee. We have not established any committees of our board of directors.

Advisory Board

We have an Advisory Board consisting of one member, Alex Sandel.

Mr. Sandel is currently 69 years old. He was a founder of Packard Bell Computers, one of the earliest companies to manufacture and market personal computers. Mr. Sandel and his business partners took Packard Bell from concept to the largest computer manufacturer/distributor in the United States. By the early 1990’s, Packard Bell was recognized as one of the fastest growing computer companies and by the mid-1990’s, Packard Bell was the number one computer sold in private homes. Packard Bell was sold in over 8,000 retail outlets in the United States and in over 120 countries, reaching more than $6 billion in sales (accumulating to about 50% of the retail channel). In the 1980’s, Mr. Sandel’s company, Abco (which later became Cal-Abco, after merging with Cal-Circuits) became the largest independent distributor of computer peripherals and memory chips in the United States, reaching more than $700 million in sales. The company sold to computer dealers, system integrators, value-added resellers and value-added distributors.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for services rendered to us in all capacities for the fiscal years ended August 31, 2016 and 2015 by Lawrence Chenard, our former director and officer (from January 5, 2011, to October 5, 2015), J. Edward Daniels, our President and principal financial officer, and, until the hiring of Michael J. Warren our Chief Executive Officer in February 2017, our principal executive officer; and Marius D. de Mos, our Vice President of Technical Affairs and Development (the “Named Executive Officers”). We had no other executive officers in the year ended August 31, 2016 (“Fiscal 2016”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension value an Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

J. Edward Daniels	2016	-	-	-	-	-	-	-	0
President, Treasurer and Secretary (Principal executive and financial officer)	2015	-	-	-	-	-	-	-	0

Marius D. de Mos	2016	-	-	-	2,528,888(1)	-	-	-	2,528,888
Vice President of Technical Affairs and Development	2015	-	-	-	-	-	-	-	0

Lawrence Chenard	2016	-	-	-	-	-	-	-	0
President, Treasurer and Secretary	2015	-	-	-	-	-	-	-	0

______

(1)	We granted to Marius de Mos a five-year option to purchase up to 4,500,000 shares of our common stock on August 19, 2016. The option vests as to one-third of the shares on each of August 19, 2017, August 19, 2018, and August 19, 2019, at a per share exercise prices of $0.75, $1.25 and $2.00, respectively. The option had an aggregate grant date fair value of $2,528,888, calculated in accordance with FASB ASC Topic 718. The expense recognized for this option award was calculated using the Black Scholes option pricing model, as described in Note 4 to our audited financial statements as of and for the year ended August 31, 2016 included in this prospectus.

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Outstanding Equity Awards at 2016 Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers at the end of Fiscal 2016.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned share, units or other rights that have not vested (#)
Marius D. de Mos	-	1,500,000(1)	-	$0.75	August 19, 2022	-	-	-	-
	-	1,500,000(2)	-	$1.25	August 19, 2023	-	-	-	-
	-	1,500,000(3)	-	$2.00	August 19, 2024	-	-	-	-

__________

(1)	Options vest in full on August 19, 2017.
(2)	Options vest in full on August 19, 2018.
(3)	Options vest in full on August 19, 2019.

Employment Agreements

Marius D. de Mos. We entered into an employment agreement dated August 19, 2016 with Marius D. de Mos pursuant to which Mr. de Mos agreed to serve as our Vice President of Technical Affairs and Development effective September 1, 2016. Prior to that date, Mr. de Mos was an independent consultant to the Company, and received consulting fees for his services. We may terminate Mr. de Mos’s employment at any time and Mr. de Mos may terminate his employment upon 30 days’ prior written notice.

Pursuant to his employment agreement, Mr. de Mos is paid an annual salary of $127,200, provided that at such time as we achieve sufficient technological and financial milestones, and provided further that we have sufficient cash on hand, his annual salary will increase to $300,000. Our board of directors has determined that a sufficient financial milestone for purposes of this agreement will be the Company successfully closing an equity capital raise of $10 million. Our board of directors may also, from time to time, award a bonus to Mr. de Mos. In addition, Mr. de Mos is entitled to reimbursement for reasonable costs and expenses, participation and certain retirement and health and welfare plans made available to employees generally, and to paid vacation.

In the event that by May 1, 2017, we do not have the funds to increase Mr. de Mos’s annual salary to $300,000, then, commencing as of May 1, 2017 and for each month thereafter that Mr. de Mos’s salary is based on an annual salary of less than $300,000, Mr. de Mos will have the right, but not the obligation, to require us to issue to him, as additional compensation, that number of shares of our common stock equal in dollar amount to the monthly salary shortfall, determined by the average trading price of our common stock during the last three trading days of the month in question. As of the date of this prospectus, the Company has not increased Mr. de Mos’s salary, but Mr. de Mos has not exercised his right to require us to issue shares.

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Upon termination of Mr. de Mos’s employment for any reason, he will be entitled to (a) his base salary accrued through the date of termination; (b) any bonus that has been approved by the Board and remains unpaid; (c) reimbursement of expenses incurred prior to termination that were incurred in connection with his duties and obligations under the agreement; (d) any benefits accrued or earned in accordance with the terms of any of our applicable benefit plans or programs; and (e) severance in an amount equal to one times his then annual base salary, payable in 12 equal monthly installments; provided, however, that in the event he is terminated for Cause (as defined below), and subject to applicable law, we shall be entitled to offset against such severance payment an amount equal to any loss or damage which we have incurred as result of the acts or omissions resulting in such termination for Cause.

For purposes of Mr. de Mos’s employment agreement, Cause generally means (i) the breach of any obligation, duty or agreement pursuant to the employment agreement, which is not cured within 15 days of written notice from us (except for limited breaches which cannot be cured); (ii) employee’s gross negligence in the performance of services to us or his committing any act of personal dishonesty, fraud, undisclosed conflict of interest, or breach of fiduciary duty or trust, in each case which the Board determines, in its reasonable judgment, is unsuitable for the employee’s position; (iii) a conviction of, or pleading guilty or nolo contendere to, theft, fraud, a crime involving moral turpitude, or a felony; (iv) committing any act of personal conduct that, in the reasonable opinion of the Board, gives rise to material risk of liability for discrimination or sexual or other forms of harassment or other similar liabilities to subordinate employees; (v) continued and repeated violations of specific written directions of the Board, which directions are consistent with the employment agreement and employee’s position, or his repeated failure to perform assigned duties, each if not cured after notice and a reasonable opportunity to correct the act or omission complained of; (vi) employee is found liable in any SEC or other civil or criminal securities law action or entering any cease and desist order with respect to such action where the conduct which is the subject of such action is demonstrably and materially injurious to us; (vii) the breach of employee’s fiduciary duties to us if such breach may reasonably be expected to have a material adverse effect on us; or (viii) employee obstructs or impedes (or endeavors to do so) or fails to materially cooperate with any investigation by the Board or any governmental or self-regulatory entity or removes, conceals, destroys, personally withholds, alters or by any other means falsifies any material that is requested in connection with such an investigation (with an exception for attorney-client privileged information).

Commencing on the termination of his employment and through the second anniversary of such date, Mr. de Mos is prohibited from (a) inducing or attempting to influence any of our employees to engage in any activities competitive with our then business; (b) employing or offering employment to any person who was employed by us on the date of termination; or (c) inducing or attempting to induce any customer, supplier, licensee or other business relationship of ours to cease or reduce its business with us or in any way interfere with the relationship between any such customer, supplier, licensee or business relationship and us.

J. Edwards Daniels. Mr. Daniels was not subject to an employment agreement as of August 31, 2016. After the close of the fiscal year however, we entered into an employment agreement with Mr. Daniels dated July 31, 2017 pursuant to which Mr. Daniels agreed to continue to serve as our President. We may terminate Mr. Daniels’s employment at any time and Mr. Daniels may terminate his employment upon 30 days’ prior written notice.

Pursuant to his employment agreement, Mr. Daniels is paid an annual salary of $100,000, provided that in the event we are unable to pay the base salary for financial reasons (as determined in good faith by our board of directors), the unpaid portion will accrue each pay period and be paid, without interest, at the end of each calendar quarter. The Company’s board of directors may also, from time to time, award a bonus to Mr. Daniels. In addition, Mr. Daniels is entitled to reimbursement for reasonable costs and expenses, participation and certain retirement and health and welfare plans made available to employees generally, and to paid vacation.

Subject to the terms of an agreed upon option plan, Mr. Daniels’s employment agreement entitles him to 1,250,000 stock options upon effective date of the agreement as well as to at least 1,250,000 additional, fully vested stock options on each of January 1, 2018; January 1, 2019; and January 1, 2020 with an exercise period of five years from the date of issuance and a per share exercise price of $2.00; $2.50; and $2.75 respectively.

Upon termination of Mr. Daniels’s employment for any reason, he will be entitled to (a) his base salary accrued through the date of termination; (b) any bonus that has been approved by the Board and remains unpaid; (c) reimbursement of expenses incurred prior to termination that were incurred in connection with his duties and obligations under the agreement; (d) any benefits accrued or earned in accordance with the terms of any of our applicable benefit plans or programs; (e) immediate vesting of all options granted pursuant to his employment agreement; and (f) severance in an amount equal to $8,000 per month for 36 months following his termination or a one-time payment of $250,000; provided, however, that in the event he is terminated for Cause (as defined under the description of Mr. Marius de Mos’s agreement above), and subject to applicable law, we shall be entitled to offset against such severance payment an amount equal to any loss or damage which we have incurred as result of the acts or omissions resulting in such termination for Cause.

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Commencing on the termination of his employment and through the second anniversary of such date, Mr. Daniels is prohibited from (a) inducing or attempting to influence any of our employees to engage in any activities competitive with our then business; (b) employing or offering employment to any person who was employed by us on the date of termination; or (c) inducing or attempting to induce any customer, supplier, licensee or other business relationship of ours to cease or reduce its business with us or in any way interfere with the relationship between any such customer, supplier, licensee or business relationship and us.

Michael J. Warren. After the close of the most recently concluded fiscal year, we entered into an employment agreement effective February 1, 2017 with Michael J. Warren pursuant to which Mr. Warren agreed to serve as our Chief Executive Officer. We may terminate Mr. Warren’s employment at any time and Mr. Warren may terminate his employment upon 30 days’ prior written notice.

Pursuant to his employment agreement, Mr. Warren is paid an annual salary of $180,000. We also agreed to pay for his housing in California as his permanent residence is in North Carolina.

In addition, Mr. Warren is entitled to a grant of options to purchase at least 2,000,000 shares of our common stock on January 1 of each year that he remains employed by us, at a per share exercise price of $2.00 for the first such grant, $2.75 for the second such grant, and $3.25 for the third such grant, in each case in accordance with our policy in effect from time to time and subject to approval of our board of directors.

Upon termination of Mr. Warren’s employment for any reason, he will be entitled to (a) his base salary accrued through the date of termination; (b) any bonus that has been approved by the Board and remains unpaid; (c) reimbursement of expenses incurred prior to termination that were incurred in connection with his duties and obligations under the agreement; (d) any benefits accrued or earned in accordance with the terms of any of our applicable benefit plans or programs; and (e) to severance in an amount equal to $15,000; provided, however, that in the event he is terminated “for cause” (as defined in his employment agreement), and subject to applicable law, we shall be entitled to offset against such severance payment an amount equal to any loss or damage which we have incurred as result of the acts or omissions resulting in such termination “for cause.” Mr. Warren is also subject to a customary non-solicitation of customers and employees covenant for two years following his termination.

Director Compensation

Because both of our directors are executive officers, they received no compensation for their services as directors, other than reimbursements for all travel and lodging expenses associated with company matters.

Retirement Plans

The Company currently maintains no plans for its executive officers or employees that provide for payments or other benefits at, following or in connection with retirement.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Beginning at our inception, we received advances on loans from a former director totaling $40,057 to fund our operating expenses. This former director forgave $37,557 of this advance, which was recorded as contributed capital, with the remaining $2,500 being applied to a stock subscription owed by him to us.

On August 3, 2016, we acquired a patent, trademark and other intellectual property from Apcentive in exchange for the issuance to Apcentive of 40,000,000 shares of our common stock and an agreement to make future royalty payments equal to 1.5% of the net cash we receive from the promotion, marketing, sale, licensing, distribution and other exploitation of that patent. To enable us to have sufficient shares available to issue in connection with this acquisition, and to accommodate possible future financing and acquisition plans, in each case without the necessity of amending our Articles of Incorporation, on August 11, 2016, Mr. Daniels agreed to cancel 80,000,000 shares of common stock then held by him.

Loans by Related Persons

During the years ended August 31, 2016, and 2015, we received $3,365 and $4,145, respectively, in the form of loans from J. Edward Daniels, our President, Treasurer, Secretary and member of our board of directors, which were used to pay certain of the Company’s operating expenses. No interest was charged nor paid, the loan agreements were not reduced to writing, the loans had no maturity dates and our obligations to repay the loans were not secured. Of the amounts loaned, all had been repaid as of May 31, 2017.

During the nine-month period ended May 31, 2017, we received $32,500 in the form of loans from J. Edward Daniels, which were used to pay certain of the Company’s operating expenses. No interest was charged nor paid, the loan agreements were not reduced to writing, the loans had no maturity dates and our obligations to repay the loans were not secured. Of the amount loaned during the nine-month period ended May 31, 2017, all had been repaid as of May 31, 2017.

46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of August 15, 2017 (a) by each person known by us to own beneficially 5% or more of our common stock, (b) by each of our named executive officers and each of our directors and (c) by all executive officers and directors of the Company as a group. As of August 15, 2017, there were 90,205,139 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner	Shares Beneficially Owned (2)	Percent of Class
Directors and Named Executive Officers(1):
J. Edward Daniels	5,350,000(3)	5.8%
Marius D. de Mos	1,500,000(4)	1.6%
Michael J. Warren	-	-
Jason T. de Mos	1,500,000(5)	1.6%
Earle O. Olson	-	-
All Executive Officers and Directors as a group (5 persons)	8,350,000(6)	8.8%

5% Stockholders:
Apcentive, Inc. 19051 Golden West Street, Suite 106-440 Huntington Beach, California 92648	40,000,000(7)	44.3%
Air Lease Corporation 2000 Avenue of the Stars, 1000N Los Angeles, California 90067	9,020,461(8)	10.0%

(1)	The address for each director and named executive officer of the Company is c/o Airborne Wireless Network, 4115 Guardian Street, Suite C, Simi Valley, California 93063.
(2)

For purposes of this table, shares are considered beneficially owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares are also considered beneficially owned if a person has the right to acquire beneficial ownership of the shares within 60 days of the date of August 15, 2017.

(3)	Includes 1,250,000 shares that may be acquired upon the exercise of stock options.
(4)

Represents shares that may be acquired upon exercise of stock options. This amount does not include shares of common stock potentially issuable in lieu of cash compensation under his employment agreement.

(5)

Represents shares that may be acquired upon exercise of stock options. This amount does not include shares of common stock potentially issuable in lieu of cash compensation under his employment agreement.

(6)	Includes 4,250,000 shares that may be acquired upon the exercise of stock options.
(7)	R. Bruce Harris, the sole officer and director of Apcentive, Inc., has sole voting and dispositive power with respect to these shares.
(8)

Does not include shares that may be issuable to Air Lease Corporation pursuant to the anti-dilution provisions in our agreement with that company. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” for a description of this anti-dilution right.

47

DESCRIPTION OF SECURITIES

General

We are authorized to issue 350,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock. As of August 15, 2017, 90,205,139 shares of Common Stock were outstanding and no shares of preferred stock were outstanding.

Units

The Units issued in this offering will each consist of one share of our common stock together with one warrant to purchase one share of our common stock. The common stock and warrants are immediately separable and will be issued separately.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. We do not permit cumulative voting in the election of our board of directors. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Our common stock has no preemptive rights, redemption, conversion or other subscription rights under Nevada law.

Acquisition of Controlling Interest Statutes. Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our articles of incorporation provide that these statutes will not apply to us. Absent such a provision in our articles of incorporation or bylaws, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. If these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Combinations with Interested Stockholders Statutes. Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after the such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockjholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder.” Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes by, among other things, including a provision to that effect in its articles of incorporation. We included such a provision in our articles of incorporation and, as a result, these statutes do not apply to us.

The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

48

Preferred Stock

Under our articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Warrants Included in the Units

The following is a summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the Warrants. This summary is subject to and qualified in its entirety by the form of Warrant, which is included as an Exhibit to the registration statement to which this prospectus forms a part. Prospective investors should review a copy of the form of Warrant for a complete description of the terms and conditions applicable to the Warrants.

Form. The Warrants will be issued pursuant to the terms of a warrant agency agreement between us and Columbia Stock Transfer. Prospective investors should review a copy of the form of warrant agency agreement, which is included as an Exhibit to the registration statement to which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Warrants.

Exercisability. Each Warrant is exercisable for one share of our common stock at any time after issuance but before the date that is          years after its original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective or available, the holder may only exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of [4.99]% of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of [9.99]% upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The exercise price per share of Common Stock purchasable upon exercise of the Warrants is an amount per share of Common Stock equal to 110% of sale price of the Units included in the offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

49

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the warrants and a trading market may not develop.

Exchange Listing. We do not plan on applying to list the Warrants on any national securities exchange or any nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the warrants will be entitled to receive, upon any subsequent exercise of the Warrants and for each share of our Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of a fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Warrants are exercisable immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

We have previously issued several series of warrants to purchase our common stock, which are exercisable for 2,213,608 shares in the aggregate, as of May 31, 2017.

Transfer Agent

The transfer agent for our common stock and warrant agent for the Warrants is Columbia Stock Transfer, 1869 E. Seltice Way, Suite 292, Post Falls, Idaho 83854.

50

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement, dated as of                      , 2017 with Aegis Capital Corp. (“Aegis”) and                       to act as our exclusive placement agents to solicit offers to purchase the units in this offering. The placement agents are not purchasing or selling any of the securities in this offering, and are not required to arrange the purchase or sale of any specific number of units or dollar amounts, but have agreed to use reasonable best efforts to arrange for the sale of the units.

The placement agents may engage selected dealers to assist in the placement of our shares of common stock offered hereby. The placement agents are not purchasing or selling any securities offered by this prospectus, nor are they required to arrange the purchase or sale of any specific number or dollar amount of our shares of common stock, but they have agreed to use their best efforts to arrange for the sale of all of the shares of common stock offered hereby.

The units are being offered until          , 2017, unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date. In either event, the offering may be closed without further notice to you. There is no minimum offering amount required as a condition to closing of this offering.

Our obligations to issue and sell the securities offered hereby to the purchasers is subject to the conditions set forth in a securities purchase agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase the securities is subject to the conditions set forth in a securities purchase agreement as well, which may also be waived by the purchaser.

We have agreed to pay the placement agents an aggregate fee equal to 7.0% of the gross proceeds of this offering and expect the net proceeds from this offering to be approximately $          after deducting up to approximately $          in placement agent fees and $          in our other estimated offering expenses, assuming we sell the maximum number of units offered under this prospectus. We have also agreed to pay the placement agents 1.0% of the gross proceeds as a non-accountable expense allowance and agreed to pay certain of the placement agents’ expenses relating to the offering, including (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $5,000 per individual or $15,000 in the aggregate; (b) up to $75,000 of the placement agents’ legal fees incurred in this offering; (c) up to $15,000 of the reasonable fees and expenses of “blue sky” counsel upon the commencement of such “blue sky” work by such counsel and up to an additional $5,000 of the reasonable fees and expenses of such counsel at the closing of this offering; (d) the $29,500 cost associated with the use of the book building, prospectus tracking, and compliance software for the offering; (e) up to $20,000 of the placement agents’ actual accountable road show expenses for the offering; and (f) the costs of commemorative mementos and lucite tombstones, up to $2,500.

Per Unit
Public offering price	$
Placement agency discount to be paid to the placement agents by us (7%)	$
Non-accountable expense allowance (1%)	$
Proceeds to us (before expenses)	$

We have paid an expense deposit of $40,000 to Aegis which will be applied against actual, out-of-pocket accountable expenses that will be paid by us to the placement agents in connection with this offering. The placement agency agreement provides that in the event the offering is terminated, the $40,000 expense deposit paid to the placement agents will be returned to us to the extent that offering expenses are not actually incurred by the placement agents in compliance with FINRA Rule 5110(f)(2)(C).

51

We have agreed to pay Aegis a tail fee, calculated in the manner provided in the placement agent agreement, with respect to any public or private offering or capital-raising transaction to the extent that such financing or capital is provided to the Company by investors introduced to the Company by Aegis during the engagement period, and any such financing or capital-raising transaction occurs during the 18-month period following expiration or termination of the placement agent agreement.  As additional compensation for the Aegis’s services, we are obligated to issue to Aegis or its designees at the closing of this offering warrants (the “Agent’s Warrants”) to purchase that number of shares of our common stock equal to 5% of the aggregate number of shares sold in this offering. The Agent’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of this offering, at a price per share equal to 110.0% of the public offering price per share of common stock in this offering. The Agent’s Warrants will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations) consistent with FINRA Rule 5110.

We have agreed to indemnify the placement agents and certain other persons against certain liabilities, including civil liabilities under the Securities Act, and to contribute to payments that the placement agents may be required to make in respect of those liabilities.

The placement agents have informed us that they will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering. The placement agents may be deemed to be “underwriters” within the meaning of the Securities Act.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our named executive officers and directors, and any holder of 10% or more of outstanding shares of common stock, other than Air Lease Corporation, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the representative, for a period of ninety (90) days after the date of the placement agency agreement.

The lock-up period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release, unless the representative waives this extension in writing.

Right of First Refusal

For a period of 24 months from the closing of this offering, the placement agent representative shall have a right of first refusal to act as sole investment banker, sole bookrunner and/or sole placement agent during such 24-month period, for every public and private equity and debt offering of the Company, on terms customary to Aegis.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more of the placement agents. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the placement agents should not be relied upon by investors.

Other Relationships

From time to time in the ordinary course of business, the placement agents or their affiliates may engage in investment banking, commercial banking and/or other services with us and our affiliates for which they may in the future receive customary fees and expenses.

52

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by McGuireWoods LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for placement agents by Sichenzia Ross Ference Kesner LLP, New York, New York.

EXPERTS

The consolidated financial statements of Airborne Wireless Network as of and for the fiscal year ended August 31, 2015 have been included herein in reliance upon the report of Kyle L. Tingle, CPA, LLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Airborne Wireless Network as of and for the fiscal year ended August 31, 2016 have been included herein in reliance upon the report of Pritchett, Siler and Hardy PC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit reports covering the August 31, 2016, and August 31, 2015, consolidated financial statements each contain an explanatory paragraph that states that our recurring losses from operations, lack of a reliable, consistent and proven source of revenue to meet our operating costs on an ongoing basis and our lack of sufficient available funding to fully implement our business plan, raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Eastern Time. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at airbornewirelessnetwork.com. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

53

AIRBORNE WIRELESS NETWORK

INDEX TO AUDITED FINANCIAL STATEMENTS

August 31, 2016 and 2015

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Airborne Wireless Network

4115 Guardian Street, Suite C

Simi Valley, California 93063

We have audited the accompanying balance sheet of Airborne Wireless Network as of August 31, 2016 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Airborne Wireless Network as of August 31, 2016 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered continuing losses and has not yet established a reliable, consistent and proven source of revenue to meet its operating costs on an ongoing basis and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pritchett, Siler and Hardy PC

Pritchett, Siler and Hardy PC

Farmington, Utah

December 13, 2016

F-2

PERSONAL FINANCIAL PLANNING,

BUSINESS SERVICES & TAX PLANNING

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Airborne Wireless Network (fka Ample-Tee, Inc.)

Simi Valley, California

We have audited the accompanying balance sheet of Airborne Wireless Network (fka Ample-Tee, Inc.) as of August 31, 2015 and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Airborne Wireless Network (fka Ample-Tee, Inc.) as of August 31, 2015 and the results of its operations and cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kyle L. Tingle, CPA, LLC

Kyle L. Tingle, CPA, LLC

December 1, 2015, except Note 6, which is dated February 10, 2016

Las Vegas, Nevada

3145 E. Warm Springs Road · Suite 200 · Las Vegas, Nevada 89120 · PHONE: (702) 450-2200 · FAX: (702) 369-6099

E-MAIL: ktingle@kyletinglecpa.com

F-3

AIRBORNE WIRELESS NETWORK

BALANCE SHEETS

	August 31,	August 31,
	2016	2015
Assets
Current Assets
Cash and cash equivalents	$809	$5,427
Prepaid and other current assets	9,167	-
Total Current Assets	9,976	5,427

Total Assets	$9,976	$5,427

Liabilities And Stockholders' Deficit
Current Liabilities
Bank indebtedness	$1,985	$-
Accounts payable and accrued liabilities	53,290	33,782
Due to related parties	45,365	6,352
Total Current Liabilities	100,640	40,134

Total Liabilities	100,640	40,134

Commitments and Contingencies	-	-

Stockholders' Deficit
Common stock, $0.001 par value, 200,000,000 shares authorized; 74,097,796 and 114,097,796 shares issued and outstanding as of August 31, 2016 and 2015, respectively	74,098	114,098
Additional paid-in capital (deficiency)	51,108	(98,758)
Share subscription receivable	-	(2,500)
Accumulated deficit	(215,870)	(47,547)
Total Stockholders' Deficit	(90,664)	(34,707)

Total Liabilities and Stockholders' Deficit	$9,976	$5,427

The accompanying notes are an integral part of these financial statements.

F-4

AIRBORNE WIRELESS NETWORK

STATEMENTS OF OPERATIONS

	For the Year Ended August 31,
	2016	2015

Revenue	$-	$-

Operating Expenses
Professional fees	90,483	17,357
General and administrative expenses	5,531	95
Stock based compensation	72,309	-
Total operating expenses	168,323	17,452

Loss From Operations	(168,323)	(17,452)

Other income
Gain on debt extinguishment and accounts payable	-	17,288

Net Loss	$(168,323)	$(164)

Net loss per common share – basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	112,673,138	114,097,796

The accompanying notes are an integral part of these financial statements.

F-5

AIRBORNE WIRELESS NETWORK

STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-In Capital	Share Subscription	Accumulated
	Shares	Amount	(Deficiency)	Receivable	Deficit	Total
Balance as of, August 31, 2014	114,097,796	$114,098	$(98,758)	$(2,500)	$(47,383)	$(34,543)

Net loss	-	-	-	-	(164)	(164)
Balance as of, August 31, 2015	114,097,796	114,098	(98,758)	(2,500)	(47,547)	(34,707)

Stock issued for acquisition of intellectual property	40,000,000	40,000	(40,000)	-	-	-
Stock cancellation	(80,000,000)	(80,000)	80,000	-	-	-
Contributed capital	-	-	37,557	-	-	37,557
Founder's shares subscription reversed	-	-	-	2,500	-	2,500
Stock options	-	-	72,309	-	-	72,309
Net loss	-	-	-	-	(168,323)	(168,323)
Balance as of, August 31, 2016	74,097,796	$74,098	$51,108	$-	$(215,870)	$(90,664)

The accompanying notes are an integral part of these financial statements.

F-6

AIRBORNE WIRELESS NETWORK

STATEMENTS OF CASH FLOWS

	For The Year Ended August 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(168,323)	$(164)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	72,309	-
Gain on extinguishment of debt	-	(17,288)
Increase in operating assets:	-	-
Prepaid expenses and other assets	(9,167)	-
Increase in operating liabilities:
Accounts payable and accrued expenses	53,290	13,307
Bank indebtedness	1,985	-
Net Cash Used in Operating Activities	(49,906)	(4,145)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in related party payables	45,288	4,145
Net Cash Provided by Financing Activities	45,288	4,145

Net decrease in cash and cash equivalents	(4,618)	-
Cash and cash equivalents, beginning of period	5,427	5,427
Cash and cash equivalents, end of period	$809	$5,427

Supplemental cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Non-cash financing transactions:
Related party subscription receivable recorded to contributed capital	$2,500	$-
Related party loan forgiven to contributed capital	$37,557	$-
Related party assumption of accounts payable recorded to contributed capital	$33,782	$-

The accompanying notes are an integral part of these financial statements.

F-7

AIRBORNE WIRELESS NETWORK

NOTES TO THE FINANCIAL STATEMENTS

August 31, 2016 and 2015

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Airborne Wireless Network (the “Company”) is a Nevada corporation incorporated on January 5, 2011 under the name Ample-Tee. On September 31, 2011, we changed our name to Ample-Tee, Inc. Effective on May 19, 2016, the Company’s corporate name was changed to Airborne Wireless Network. It is based in Simi Valley, California, USA. The Company’s fiscal year end is August 31.

Our business plan contemplates the development, promotion and licensing of a wholesale fully-meshed broadband digital carrier network, which is the first and only true airborne broadband network providing connectivity for worldwide broadband carrier services using commercial aircraft, which is expected to be free of the Internet problems associated with traditional air-to-ground and satellite based airborne communications providers.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has an accumulated deficit of $215,870. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The officers and directors have committed to advancing certain operating costs of the Company, including compliance costs for being a public company.

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As of August 31, 2016 and 2015 the Company had $809 and $5,427 cash and cash equivalents, respectively. As of August 31, 2016, the Company had a bank account that was overdrawn by $1,985, and not disclosed as part of cash as it is with another financial institution.

F-8

Fair Value of Financial Instruments

As required by the Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company's financial instruments consist primarily of cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses, and debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Black-Scholes option valuation model was used to estimate the fair value of common stock options granted to employees. The model includes subjective input assumptions that can materially affect the fair value estimates. The expected volatility is estimated based on the most recent historical period of time, of other comparative securities, equal to the weighted average life of the options (see Note 4).

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions (see Note 5).

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Intangible Assets

We account for intangible assets in accordance with ASC 350 "Intangibles-Goodwill and Other.” The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed, either on a straight-line or accelerated basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. Customer relationships, brands and other non-contractual intangible assets with determinable lives are amortized over 3 years. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

The Company issued 40 million shares of common stock for the acquisition of certain intellectual property. Due to the lack of readily available market information and that the shares represented approximately 54% of the outstanding common stock on issuance, the Company hired an independent third party firm to perform a valuation on the acquired intangible assets. It was determined that the fair value of the intangible assets using various inputs and because future economic benefit could not be determined, the intellectual property had no value.

F-9

Share-Based Expense

ASC 718, "Compensation – Stock Compensation," prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense totaled $72,309 and $0 for the years ending August 31, 2016 and 2015, respectively.

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. For the year ended August 31, 2016 stock options of 50,000 were excluded from the computation of diluted net loss per common share as the result of the computation was anti-dilutive. During the year ended August 31, 2015, the Company had no potential dilutive instruments and accordingly basic loss and diluted loss per share are the same.

	Year Ended August 31,
	2016	2015
Net loss available to stockholders	$(168,323)	$(164)
Weighted average number of common shares – Basic and Diluted	112,673,138	114,097,796
Net loss per common share – Basic and Diluted	$(0.00)	$(0.00)

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842) intended to improve financial reporting around leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. The ASU will require organizations that lease assets - referred to as "lessees"- to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. For public companies, the standard is effective for fiscal years beginning after December 15, 2018 and interim periods therein. Earlier adoption is permitted for any annual or interim period for which consolidated financial statements have not yet been issued. The Company is currently evaluating the potential impact that the adoption of ASU No. 2016-02 may have on its financial statements.

In August 2015, the FASB issued ASU No. 2015-14, Revenue From Contracts With Customers (Topic 606)." The amendments in this ASU defer the effective date of ASU 2014-09. Public business entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. We are still evaluating the effect of the adoption of ASU 2014-09.

F-10

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

NOTE 3 - CAPITAL STOCK

Authorized Stock

The Company is authorized to issue an aggregate of 200,000,000 common shares with a par value of $0.001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Issuances

On August 3, 2016, the Company issued 40,000,000 common shares with a par value of $0.001 to Apcentive, Inc., for Intellectual Property valued at $0 (see Note 2 - Intangible Assets).

On August 11, 2016, the president and sole director of the Company, entered into a written Stock Issuance Cancellation Agreement with the cancellation of 80,000,000 shares at $0.001 par value.

As at August 31, 2016 and 2015, the Company had 74,097,796 and 114,097,796 shares of common stock issued and outstanding, respectively.

NOTE 4 - STOCK COMPENSATION PLANS

In the ordinary course of business, the Company may issue stock options to employees, officers and directors from time to time. Fair values of the stock option awards are based on the associated value of the services rendered, where reasonably determinable.

We granted stock options, which was adopted by our board of directors during August 2016, provides for equity incentives to be granted to certain employees.

The Company did not have any stock options outstanding during the year ended August 31, 2015. During the year ended August 31, 2016, the Company granted the following stock options:

•	On August 7, 2016, the Company granted options to an employee, to purchase 50,000 shares of our unregistered common stock at a price of $0.50 per share, that vested immediately and do not expire. The options had a value of $21,500.

•	On August 19, 2016, the Company granted options to an employee, to purchase an aggregate of 4,500,000 shares of our unregistered common stock at a price of $0.75 per share for 1/3 of the shares vesting on August 19, 2017, $1.25 per share for 1/3 of the shares vesting on August 19, 2018, and $2.00 per share for 1/3 of the shares vesting on August 19, 2019. The options expire 5 years after the date of vesting, unless the employee is terminated pursuant to his employment agreement. On issuance, the options had an aggregate value totaling $2,528,880. Total compensation cost expected to be recognized in future for unvested options at August 31, 2016 amounted to $2,478,071. During the year ended August 31, 2016, the Company charged to operations stock based compensation expense of $50,809.

F-11

Stock option activity during the years ended August 31, 2016 and 2015 were as follows:

	Options Outstanding
	Number of Shares	Weighted- Average Exercise Price	Fair Value on Grant Date	Intrinsic Value
Balances as of August 31, 2015	-	$-	$-	$-
Granted	4,550,000	1.32	2,550,380	21,000
Exercised	-	-	-	-
Forfeited	-	-	-	-
Balances as of August 31, 2016	4,550,000	$1.32	$2,550,380	$21,000

Aggregate intrinsic value is the sum of the amounts by which the quoted market price of the Company's stock exceeded the exercise price of the stock options at August 31, 2016 for those stock options for which the quoted market price was in excess of the exercise price ("in-the-money options"). As of August 31, 2015, the aggregate intrinsic value of options outstanding was $nil, as there are no stock options outstanding. As of August 31, 2016, 50,000 options to purchase shares of common stock were exercisable and the intrinsic value of these options is $21,000. As of August 31, 2016, the intrinsic value of 4,500,000 outstanding options is $nil, as they are not exercisable until August 19, 2017.

The fair value of each option on the date of grant is estimated using the Black Scholes option valuation model. The following weighted-average assumptions were used for options granted during the years ended August 31, 2016 and 2015:

	Year Ended August 31,
	2016	2015
Expected term	5.97 - 7.97 years	-
Expected average volatility	179%	-
Expected dividend yield	-	-
Risk-free interest rate	1.17% - 1.58%	-

The following table summarizes information relating to outstanding and exercisable stock options as of August 31, 2016:

Options Outstanding			Options Exercisable

Number of Shares	Weighted Average Remaining Contractual life (in years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
50,000	No expiration	$0.50	50,000	$0.50
4,500,000	6.97	$1.33	-	$-

As of August 31, 2016, the weighted average remaining contractual life of the 50,000 options outstanding are indefinite as they do not expire. These outstanding stock options are exercisable on the grant date Aug 7, 2016. As of August 31, 2016, the weighted average remaining contractual life of the 4,500,000 options outstanding is 6.97 years.

NOTE 5 - INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.

We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

F-12

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of August 31, 2016 and 2015 is as follows:

	August 31, 2016	August 31, 2015
Net operating loss carryforward	$215,870	$47,547
Effective Tax rate	35%	35%
Deferred Tax Asset	75,555	16,6417
Less: Valuation Allowance	(75,555)	(16,6417)
Net deferred tax asset	$-	$-

At August 31, 2016, the Company had $215,870 in net operating losses (“NOLs”) that may be available to offset future taxable income, which begin to expire between 2031 and 2036. In accordance with Section 382 of the U.S. Internal Revenue Code, the usage of the Company’s net operating loss carry forwards are subject to annual limitations following greater than 50% ownership changes.

The Company’s tax returns are subject to examination by tax authorities beginning with the year ended August 31, 2013.

NOTE 6 - RELATED PARTY TRANSACTIONS

From inception and through to the change of control on October 20, 2015, the Company received advances from a former Director in the amount of $40,057 to pay for operating expenses on behalf of the Company. The former Director forgave $37,557, which was recorded as contributed capital, and the rest of $2,500 was taken against stock subscription owed by him to the Company.

During the year ended August 31, 2016, the Company received advances from shareholders, one of whom is a director and officer of the Company, in the amount of $48,413 to pay for accounts payable, of which the Company repaid $3,125. The amounts due to the related parties are unsecured and non-interest bearing with no set terms of repayment.

As of August 31, 2016 and 2015, the Company owed to related parties $45,365 and $6,352, respectively.

NOTE 7 - SUBSEQUENT EVENTS

On October 7, 2016, we issued to an employee (i) an option to purchase 1,500,000 shares of our common stock at a per share price of $0.75, which option will vest on October 7, 2017, and terminate 5 years after the vesting date and is subject to termination as specified in his employment agreement; (ii) an option to purchase 1,500,000 shares of our common stock at a per share price of $1.25, which option will vest on October 7, 2018, and terminate 5 years after the vesting date and is subject to termination as specified in his employment agreement; and (iii) an option to purchase 1,500,000 shares of our common stock at a per share price of $2.00, which option will vest on October 7, 2019, and terminate 5 years after the vesting date and is subject to termination as specified in his employment agreement.

On October 13, 2016, we sold 312,500 shares of our common stock at a purchase price of $0.80 per share, for a total of $250,000. Additionally, pursuant to that transaction, we granted to the purchaser of those shares a warrant to purchase for a period of one year an additional 312,500 shares of our common stock at a purchase price of $1.25 per share.

On October 25, 2016, we sold 312,500 shares of our common stock at a purchase price of $0.80 per share, for a total of $250,000. Additionally, pursuant to that transaction, we granted to the purchaser of those shares a warrant to purchase to for a period of one year an additional 312,500 shares of our common stock at a purchase price of $1.25 per share.

F-13

As of October 25, 2016, we entered into with ZapZorn, a California corporation (“ZapZorn”), a written media services agreement, pursuant to which ZapZorn shall create for our benefit certain media services and assist us to build our brand using ZapZorn’s relationships, artistic skills and digital creativity to make a digital mark through television, web and interactive advertising. As compensation for the services to be provided by ZapZorn to us pursuant to that agreement, we have agreed to (i) pay ZapZorn a monthly fee of $2,500 for a period of six months and (ii) issue to ZapZorn 150,000 shares of our common stock valued at $1.00 per share.

On October 25, 2016, we issued 10,000 shares of our common stock at a purchase price of $0.80 per share, for a total of $8,000. Additionally, we granted to the purchaser of those shares a warrant to purchase 10,000 shares of our common stock at a purchase price of $1.25 per share.

On October 31, 2016, we entered into an agreement with Jet Midwest Group, LLC a written Services and Compensation Agreement pursuant to which Jet Midwest Group, LLC agreed to provide us with two aircrafts to enable us to complete our testing and obtain the necessary certifications for Infinitus and the equipment related thereto which shall be installed on such aircraft. Pursuant to that agreement, we issued to JetMidwest Group, LLC 1,250,000 shares of our common stock, as consideration for the services of JetMidwest Group, LLC contemplated by the provisions of that agreement.

On November 1, 2016, we issued to an employee (i) an option to purchase 1,500,000 shares of our common stock at a per share price of $0.75, which option will vest on November 1, 2017, and will terminate 5 years after the vesting date and is subject to termination as specified in his employment agreement; (ii) an option to purchase 1,500,000 shares of our common stock at a per share price of $1.25, which option will vest on November 1, 2018, and terminate 5 years after the vesting date and is subject to termination as specified in his employment agreement; and (iii) an option to purchase 1,500,000 shares of our common stock at a per share price of $2.00, which option will vest on November 1, 2019, and terminate 5 years after the vesting date and is subject to termination as specified in his employment agreement.

As of November 2, 2016, we entered into with IRTH Communications, LLC, a Nevada limited liability company (“IRTH”), a written services agreement pursuant to which IRTH shall perform for our benefit certain public relations, Internet development, communications and similar services. As compensation for the services to be provided by IRTH to us pursuant to that agreement, we have agreed to pay IRTH a monthly non-refundable retainer of $7,500. We paid the initial payment on the date of execution of that agreement. Additionally, we have agreed to pay eleven (11) subsequent monthly payments each in the amount of $7,500. Pursuant to that agreement, we have agreed to issue to IRTH and/or its assignee as a single one time retainer payment, that number of shares of our common stock which shall be valued at $100,000, determined by the average closing price of our common stock on its principal exchange for the ten (10) trading days immediately prior to the day of execution of that agreement.

On November 11, 2016, we issued to IRTH 125,000 shares of our common stock, for services.

On November 16, 2016, we entered into with Eurasian Capital, LLC, a Delaware limited liability company (“Eurasian”), a written agreement pursuant to which Eurasian will provide to us certain institutional funding and market awareness and public relation services. As compensation to Eurasian for its services provided pursuant to that agreement, we agreed to issue to Eurasian as a “commencement retainer” that number of shares of our common stock which are equal in value to $10,000, which value shall be determined by the prevailing “Bid” price of our common stock as of the day of issuance. Accordingly, on November 16, 2016, we issued to Eurasian 13,158 shares of our common stock.

On November 22, 2016, we sold 1,500,000 shares of our common stock at a purchase price of $0.80 per share, for a total of $1,200,000. Additionally, pursuant to that transaction, we granted to the purchaser of those shares a warrant to purchase for a period of one year an additional 1,500,000 shares of our common stock at a purchase price of $1.25 per share.

The Company has evaluated other subsequent events from the balance sheet date through the date the financial statements were available to be issued and has determined that there are no additional events to disclose.

F-14

AIRBORNE WIRELESS NETWORK

INDEX TO INTERIM FINANCIAL STATEMENTS

MAY 31, 2017

(UNAUDITED)

F-15

AIRBORNE WIRELESS NETWORK

CONDENSED BALANCE SHEETS

(UNAUDITED)

	May 31,	August 31,
	2017	2016
Assets
Current Assets
Cash and cash equivalents	$224,331	$809
Prepaid expenses	224,919	9,167
Total Current Assets	449,250	9,976

Property and equipment, net	27,296	-

Total Assets	$476,546	$9,976

Liabilities And Stockholders' Equity (Deficit)
Current Liabilities
Line of credit	$180	$1,985
Accounts payable and accrued liabilities	364,131	53,290
Due to related parties	84,980	45,365
Total Current Liabilities	449,291	100,640

Total Liabilities	449,291	100,640

Commitments and Contingencies (note 8)

Stockholders' Equity (Deficit)
Common stock, $0.001 par value, 200,000,000 shares authorized; 88,395,996 and 74,097,796 shares issued and outstanding as of May 31, 2017 and August 31, 2016, respectively	88,396	74,098
Additional paid-in capital	27,222,977	51,108
Accumulated deficit	(27,284,118)	(215,870)
Total Stockholders' Equity (Deficit)	27,255	(90,664)

Total Liabilities and Stockholders' Equity (Deficit)	$476,546	$9,976

The accompanying notes are an integral part of these unaudited interim financial statements.

F-16

AIRBORNE WIRELESS NETWORK

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended,
	May 31,		May 31,
	2017	2016	2017	2016

Revenue	$-	$-	$-	$-

Operating Expenses
Advertising and marketing	523,893	-	1,130,070	-
Depreciation	1,885	-	2,614	-
General and administrative expenses	87,453	1,965	162,280	4,897
Management fees	1,500	-	13,135
Professional fees	668,119	11,736	1,427,770	33,716
Research and development	383,606	-	704,257	-
Salaries and wages	192,467	-	400,658	-
Stock based compensation	7,615,873	-	23,226,492	-
Total operating expenses	9,474,796	13,701	27,067,276	38,613

Operating Loss	(9,474,796)	(13,701)	(27,067,276)	(38,613)

Other income (expenses)
Interest expense	-	-	(150)	-
Tax expense	(22)		(822)	-
Total other expense	(22)	-	(972)	-

Net Loss	$(9,474,818)	$(13,701)	$(27,068,248)	$(38,613)

Net loss per common share – basic and diluted	$(0.11)	$(0.00)	$(0.33)	$(0.00)

Weighted average number of common shares outstanding	87,484,413	114,097,796	81,556,795	114,097,796

The accompanying notes are an integral part of these unaudited interim financial statements.

F-17

AIRBORNE WIRELESS NETWORK

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	May 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(27,068,248)	$(38,613)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization	2,614	-
Stock-based compensation	23,226,492	-
Decrease (Increase) in operating assets:	-	-
Prepaid expenses	(215,753)	-
Increase (Decrease) in operating liabilities:
Accounts payable and accrued liabilities	310,841	24,461
Line of credit	(1,805)	542
Net Cash Used in Operating Activities	(3,745,859)	(13,610)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(29,910)	-
Net Cash Used in Investing Activities	(29,910)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in related party payable	39,615	8,183
Proceeds from exercise of warrants	940,000	-
Proceeds from issuance of common stock and warrants	3,019,676	-
Net Cash Provided by Financing Activities	3,999,291	8,183

Net increase (decrease) in cash and cash equivalents	223,522	(5,427)
Cash and cash equivalents, beginning of period	809	5,427
Cash and cash equivalents, end of period	$224,331	$-

Supplemental cash flow information:
Cash paid for interest	$5	$-
Cash paid for taxes	$822	$-

Non-cash financing transactions:
Related party subscription receivable recorded to contributed capital	$-	$2,500
Related party loan forgiven to contributed capital	$-	$40,057
Related party assumption of accounts payable	$-	$33,782

The accompanying notes are an integral part of these unaudited interim financial statements.

F-18

AIRBORNE WIRELESS NETWORK

NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS

MAY 31, 2017

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Airborne Wireless Network (the “Company”) is a Nevada corporation incorporated on January 5, 2011 under the name Ample-Tee. Effective on May 19, 2016, the Company’s corporate name was changed to Airborne Wireless Network.  It is based in Simi Valley, California, USA.  The Company’s fiscal year end is August 31.

We are a developmental stage company with the principal business strategy of developing, marketing and licensing a fully-meshed, high-speed broadband airborne wireless network by linking commercial aircraft in flight. We call this network the “Infinitus Super Highway” (“Infinitus”).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation of Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form 10-Q and Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended May 31, 2017 are not necessarily indicative of the results that may be expected for the year ending August 31, 2017. Notes to the unaudited interim financial statements that would substantially duplicate the disclosures contained in the audited financial statements for fiscal year 2016 have been omitted. This report should be read in conjunction with the audited financial statements and the footnotes thereto for the fiscal year ended August 31, 2016 included in the Company’s Form 10-K as filed with the Securities and Exchange Commission on December 13, 2016.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior period amounts have been reclassified to conform with the current period presentation.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As of May 31, 2017, and August 31, 2016 the Company had $224,331 and $809 cash and cash equivalents, respectively. As of May 31, 2017, and August 31, 2016, the company had a revolving line of credit that had a balance of $180 and $1,985, respectively.

F-19

Fair Value of Financial Instruments

As required by the Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company's financial instruments consist primarily of cash, prepaid expenses, accounts payable and accrued expenses, and debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Black-Scholes option valuation model was used to estimate the fair value of common stock options granted to employees and warrants issued to investors. The model includes subjective input assumptions that can materially affect the fair value estimates. The expected volatility is estimated based on the most recent historical period of time, of other comparative securities, equal to the weighted average life of the options.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Property and Equipment

Property and equipment are stated at cost. Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred. Depreciation is recorded principally by the straight-line method over the estimated useful lives of our assets, which are reviewed periodically and generally have the following ranges:

Office Equipment and Furniture	5 years
Computer equipment	3 years

Research and Development Expenses

We follow ASC 730-10, “Research and Development,” and expense research and development costs when incurred.  Accordingly, third-party research and development costs, including designing, prototyping and testing of product, are expensed when the contracted work has been performed or milestone results have been achieved. Indirect costs are allocated based on percentage usage related to the research and development. Research and development costs of $704,257 and $0 were incurred for the nine months ended May 31, 2017 and 2016, respectively.

Stock-Based Compensation

ASC 718, "Compensation - Stock Compensation," prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

F-20

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity - Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Stock-based compensation of $23,226,492 and $0 were incurred for the nine months ended May 31, 2017 and 2016, respectively.

Recently Issued Accounting Pronouncements

The Company has reviewed recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

NOTE 3 – PREPAID EXPENSES

Prepaid expenses relate to prepayment made for future services in advance and will be expensed over time as the benefit of the services is received in the future, expected within one year.

Prepaid expenses consisted of the following at May 31, 2017 and August 31, 2016:

	May 31,	August 31,
	2017	2016
Legal and regulatory fees	$52,253	$9,167
Advertising and promotion	139,866	-
Rent expense	32,800	-
	$224,919	$9,167

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at May 31, 2017 and August 31, 2016:

	May 31,	August 31,
	2017	2016
Equipment and Furniture	$16,327	$-
Computer Equipment	13,583	-
	29,910	-
Accumulated Depreciation	(2,614)	-
Property and equipment, net	$27,296	$-

F-21

Depreciation for nine months ended May 31, 2017 and 2016 is $2,614 and $0, respectively.

NOTE 5 – CAPITAL STOCK

Authorized Stock

The Company is authorized to issue an aggregate of 200,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote on any matter on which action of the stockholders of the corporation is sought.

Issuances

During the nine months ended May 31, 2017, the Company issued 14,298,200 shares of common stock, as follows:

•

2,965,608 shares of common stock to investors, as part of units sold that also consisted of warrants to purchase 2,965,608 shares of common stock, exercisable for a period range from one to five years from issuance at a price range of $1.25 to $3.25 per share. The aggregate gross proceeds received from the sale of the units was $3,019,676.

•	752,000 shares of common stock issued for the exercise of warrants for $940,000.

•	10,253,936 shares of common stock to strategic service providers, for services valued at $13,731,387.

•	326,656 shares of common stock to consultants, for services valued at $320,000.

As at May 31, 2017 and August 31, 2016, the Company had 88,395,996 and 74,097,796 shares of common stock issued and outstanding, respectively.

Warrants

The following table summarizes information relating to outstanding and exercisable warrants as of May 31, 2017:

Warrants Outstanding			Warrants Exercisable
	Weighted Average
Number	Remaining Contractual	Weighted Average	Number	Weighted Average
of Shares	life (in years)	Exercise Price	of Shares	Exercise Price
152,500	0.40	$1.25	152,500	$1.25
10,000	0.40	$1.25	10,000	$1.25
1,220,500	0.47	$1.25	1,220,500	$1.25
4,110	0.51	$1.37	4,110	$1.37
6,098	0.55	$1.25	6,098	$1.25
4,762	0.56	$1.25	4,762	$1.25
1,000	0.65	$1.50	1,000	$1.50
8,334	0.66	$1.50	8,334	$1.50
4,300	0.71	$3.25	4,300	$3.25
100,000	2.75	$1.88	100,000	$1.88
13,300	2.76	$1.88	13,300	$1.88
100,000	2.78	$1.65	100,000	$1.65
62,200	2.86	$2.41	62,200	$2.41
120,000	2.88	$2.08	120,000	$2.08
203,252	4.96	$2.19	203,252	$2.19
203,252	4.96	$2.19	203,252	$2.19
2,213,608			2,213,608

F-22

The below table, summarizes warrant activity during the period ended May 31, 2017:

	Number of Shares	Weighted- Average Exercise Price
Balances as of August 31, 2016	-	$-
Granted	2,965,608	1.48
Exercised	(752,000)	1.25
Forfeited	-	-
Balances as of May 31, 2017	2,213,608	$1.56

NOTE 6 – STOCK COMPENSATION PLANS

In the ordinary course of business, the Company may issue stock options to employees, officers and directors from time to time. Fair values of the stock option awards are based on the associated value of the services rendered, where reasonably determinable.

We granted stock options, which was adopted by our board of directors, which provides for equity incentives to be granted to certain employees.

During the year ended August 31, 2016, the Company granted the following stock options:

•	On August 7, 2016, the Company granted options to an employee, to purchase 50,000 shares of our unregistered common stock at a price of $0.50 per share, that vested immediately and do not expire. The option had a value of $21,500.

•	On August 19, 2016, the Company granted options to an employee, to purchase an aggregate of 4,500,000 shares of our unregistered common stock at a price of $0.75 per share for 1/3 of the shares vesting on August 19, 2017, $1.25 per share for 1/3 of the shares vesting on August 19, 2018, and $2.00 per share for 1/3 of the shares vesting on August 19, 2019. The options expire 5 years after the date of vesting, unless the employee is terminated pursuant to his employment agreement. The options had an aggregate value totaling $2,528,880. Total compensation cost expected to be recognized in future periods for unvested options at May 31, 2017 amounted to $1,322,177. During the nine months ended May 31, 2017 and 2016, the Company charged to operations stock based compensation expense of $1,155,894 and $0, respectively.

F-23

During the nine months ended May 31, 2017, the Company granted the following stock options:

•	On October 7, 2016, the Company granted options to an employee, to purchase an aggregate of 4,500,000 shares of our unregistered common stock at a price of $0.75 per share for 1/3 of the shares vesting on October 7, 2017, $1.25 per share for 1/3 of the shares vesting on October 7, 2018, and $2.00 per share for 1/3 of the shares vesting on October 7, 2019. The options expire 5 years after the date of vesting, unless the employee is terminated pursuant to his employment agreement. The options had an aggregate value totaling $3,571,773. Total compensation cost expected to be recognized in future periods for unvested options at May 31, 2017 amounted to $2,160,461. During the nine months ended May 31, 2017, the Company charged to operations stock based compensation expense of $1,411,312.

•	On November 1, 2016, the Company granted options to an employee, to purchase an aggregate of 4,500,000 shares of our unregistered common stock at a price of $0.75 per share for 1/3 of the shares vesting on November 1, 2017, $1.25 per share for 1/3 of the shares vesting on November 1, 2018, and $2.00 per share for 1/3 of the shares vesting on November 1, 2019. The options expire 5 years after the date of vesting, unless the employee is terminated pursuant to his employment agreement. The options had an aggregate value totaling $3,960,769. Total compensation cost expected to be recognized in future periods for unvested options at May 31, 2017 amounted to $2,561,538. During the nine months ended May 31, 2017, the Company charged to operations stock based compensation expense of $1,399,231.

•	On January 1, 2017, the Company granted options to an employee, to purchase an aggregate of 3,750,000 shares of our unregistered common stock at a price of $1.25 per share for 1/3 of the shares vesting immediately on January 1, 2017, $1.75 per share for 1/3 of the shares vesting on January 1, 2018, and $2.50 per share for 1/3 of the shares vesting on January 1, 2019. The options expire 5 years after the date of vesting, unless the employee is terminated pursuant to his employment agreement. The options had an aggregate value totaling $5,143,711. Total compensation cost expected to be recognized in future periods for unvested options at May 31, 2017 amounted to $2,372,214. During the nine months ended May 31, 2017, the Company charged to operations stock based compensation expense of $2,771,497.

•	On January 1, 2017, the Company granted options to an employee, to purchase an aggregate of 50,000 shares of our unregistered common stock at a price of $1.25 per share vesting immediately on January 1, 2017. The options expire December 31, 2021, unless the employee is terminated pursuant to her employment agreement. The options had an aggregate value totaling $67,894. During the nine months ended May 31, 2017, the Company charged to operations stock based compensation expense of $67,894.

•	On February 1, 2017, the Company granted options to an employee, to purchase an aggregate of 6,000,000 shares of our unregistered common stock at a price of $2.00 per share for 1/3 of the shares vesting on January 1, 2018, $2.75 per share for 1/3 of the shares vesting on January 1, 2019, and $3.25 per share for 1/3 of the shares vesting on January 1, 2020. The options expire 5 years after the date of vesting, unless the employee is terminated pursuant to his employment agreement. The options had an aggregate value totaling $11,134,303. Total compensation cost expected to be recognized in future periods for unvested options at May 31, 2017 amounted to $8,765,024. During the nine months ended May 31, 2017, the Company charged to operations stock based compensation expense of $2,369,277.

Stock option activity during the nine months ended May 31, 2017 was as follows:

	Options Outstanding
	Number of Shares	Weighted- Average Exercise Price	Fair Value on Grant Date	Intrinsic Value
Balances as of August 31, 2016	4,550,000	$1.32	$2,550,380	$82,500
Granted	18,800,000	1.86	23,878,450	1,170,000
Exercised	-	-	-	-
Forfeited	-	-	-	-
Balances as of May 31, 2017	23,350,000	$1.75	$26,428,830	$1,252,500

F-24

Aggregate intrinsic value is the sum of the amounts by which the quoted market price of the Company's stock exceeded the exercise price of the stock options at May 31, 2017 for those stock options for which the quoted market price was in excess of the exercise price ("in-the-money options"). As of May 31, 2017, options to purchase 1,350,000 shares of common stock were exercisable and the intrinsic values of these options are $1,252,500. As of May 31, 2017, the intrinsic value of outstanding options to purchase 22,000,000 shares is $0, as these options to employees vest in future periods.

The fair value of each option on the date of grant is estimated using the Black Scholes option valuation model.  The following weighted-average assumptions were used for options granted during the nine months ended May 31, 2017 and 2016:

Nine Months Ended May 31,
	2017	2016
Expected term	4.59 - 6.43 years	-
Expected average volatility	179%-183%	-
Expected dividend yield	-	-
Risk-free interest rate	1.17% - 2.25%	-

The following table summarizes information relating to outstanding and exercisable stock options as of May 31, 2017:

Options Outstanding			Options Exercisable

	Weighted Average
Number	Remaining Contractual	Weighted Average	Number	Weighted Average
of Shares	life (in years)	Exercise Price	of Shares	Exercise Price
50,000	No expiration	$0.5	50,000	$0.50
4,500,000	6.22	$1.33	-	$-
4,500,000	6.36	$1.33	-	$-
4,500,000	6.43	$1.33	-	$-
3,750,000	5.59	$1.83	1,250,000	$1.25
6,000,000	6.59	$2.67	-	$-
50,000	4.59	$1.25	50,000	$1.25
23,350,000			1,350,000

NOTE 7 – RELATED PARTY TRANSACTIONS

During the nine months ended May 31, 2017 and 2016, the Company received advances from shareholders, one of whom is a director and officer of the Company, in the amount of $39,615 and $8,183, respectively, to pay for expenses. The amounts due to the related parties are unsecured and non-interest bearing with no set terms of repayment.

F-25

During the nine months ended May 31, 2017 and 2016, the Company incurred management fees of $13,135 and $0, respectively, to the director and officer of the Company.

As of May 31, 2017, and August 31, 2016, the Company owed to related parties $84,980 and $45,365, respectively.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Pursuant to our agreement with Air Lease Corporation entered into in January 2017, in consideration of the services to be provided by Air Lease Corporation, we issued to Air Lease Corporation 7,700,000 shares of common stock representing 10% of our common stock outstanding at that date. The agreement with Air Lease Corporation provides full anti-dilution protection to Air Lease Corporation. As a result, each time we issue additional shares of common stock or shares of another class or series of capital stock, we will issue to Air Lease Corporation without further consideration additional shares of our common stock or other class or series of capital stock so that Air Lease Corporation will own 10% of the outstanding shares of common stock and each other class or series of capital stock. Through May 31, 2017, we had issued 8,839,600 shares of common stock to Air Lease Corporation.

Pursuant to our agreement with Jet Midwest Group entered into in October 2016, in consideration of the services to be provided by Jet Midwest Group, we issued to Jet Midwest Group 1,250,000 shares of common stock representing 1.6% of our common stock outstanding at that date. The agreement with Jet Midwest Group provides full anti-dilution protection to Jet Midwest Group. As a result, each time we issue additional shares of common stock or shares of another class or series of capital stock, we will issue to Jet Midwest Group without further consideration additional shares of our common stock or other class or series of capital stock so that Jet Midwest Group will own 1.6% of the outstanding shares of common stock and each other class or series of capital stock. Through May 31, 2017, we had issued 1,414,336 shares of common stock to Jet Midwest Group.

NOTE 9 – SUBSEQUENT EVENTS

Subsequent to May 31, 2017 and through the date that these financials were made available, the Company had the following subsequent events:

In June 2017, we issued units consisting of an aggregate of 289,390 shares of common stock and warrants to purchase 289,390 shares of common stock, exercisable for three years from issuance at a price range of $1.66 to 2.41 per share, for aggregate gross proceeds of $493,900.

On June 15, 2017, 400,000 shares of common stock were issued for the exercise of previously issued warrants to purchase that number of shares of common stock, at an exercise price of $1.25 for proceeds of $500,000.

F-26

UNITS, EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

________________________

PROSPECTUS

________________________

Aegis Capital Corp.

          , 2017

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than placement agency fees payable by the Registrant relating to the sale of common stock being registered hereby. All amounts are estimates other than the Commission’s registration fee.

Securities and Exchange Commission registration fee	$2,498
FINRA filing fee	*
Printing and transfer agent fees	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*
Total	$

________

* To be filed by amendment

Item 14. Indemnification of directors and officers

Section 78.7502(1) of the Nevada Revised Statutes, which is referred to as the NRS, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.7502(2) of the NRS provides that a corporation may similarly indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the NRS provides that to the extent a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2), or in defense of any claim, issue, or matter therein, the corporation shall indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 78.751(1) of the NRS provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751, may be made by the corporation only as authorized in the specific case upon determination that indemnification of such director, officer, employee, or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

II-1

Section 78.751(2) of the NRS provides that the articles of incorporation, bylaws, or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such provision does not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 78.751(3) of the NRS provides that the indemnification pursuant to Section 78.7502 of the NRS and advancement of expenses authorized in, or ordered by, a court pursuant to Section 78.751, (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the NRS or for the advancement of expenses made pursuant to Section 78.751 (2), may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who acted in any of the capacities set forth above for any liability asserted against such person for any liability asserted against him or her and liability and expenses incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liabilities and expenses.

Our Amended and Restated Articles of Incorporation and Amended Bylaws provide that the liability of our officers and directors for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

Item 15. Recent sales of unregistered securities

On or about October 12, 2016, we sold to an individual 312,500 shares of our common stock, for a total purchase price of $250,000. Additionally, pursuant to that transaction, we granted to the purchaser of those shares a warrant to purchase, for a period of one year, up to an additional 312,500 shares of our common stock at a price of $1.25 per share. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about October 24, 2016, we sold to an individual a unit which consists of (i) 312,500 shares of our common stock and (ii) one 1-year warrant to purchase 312,500 shares of our common stock at a price of $1.25 per share, for a total purchase price of $250,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about October 25, 2016, we sold to an individual a unit which consists of (i) 10,000 shares of our common stock and (ii) one 1-year warrant to purchase 10,000 shares of our common stock at a price of $1.25 per share, for a total purchase price of $8,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about October 26, 2016, as compensation for services to be provided, we issued to ZapZorn Inc. 150,000 shares of our common stock valued at $1.00 per share. ZapZorn represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about October 27, 2016, as compensation for services to be provided, we issued to Jet Midwest Group, LLC 1,250,000 shares of our common stock, which represented 1.6% of our outstanding common stock. Jet Midwest Group LLC represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

II-2

On or about November 2, 2016, as compensation for services, we issued to IRTH Communications, LLC, 125,000 shares of our common stock. IRTH represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about November 16, 2016, as compensation for services, we issued to Eurasian Capital, LLC 13,518 shares of our common stock. Eurasian Capital LLC represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about November 18, 2016, we sold to an individual a unit which consists of (i) 1,500,000 shares of our common stock and (ii) one 1-year warrant to purchase 1,500,000 shares of our common stock at a price of $1.25 per share, for a total purchase price of $1,200,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about December 6, 2016, we sold to an individual a unit which consists of (i) 4,110 shares of our common stock and (ii) one 1-year warrant to purchase 4,110 shares of our common stock at a price of $1.25 per share, for a total purchase price of $3,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about December 20, 2016, as compensation for services, we issued to Eurasian Capital, LLC 12,600 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about December 20, 2016, we sold to an individual a unit which consists of (i) 6,098 shares of our common stock and (ii) one 1-year warrant to purchase 6,098 shares of our common stock at a price of $1.25 per share, for a total purchase price of $5,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about December 22, 2016, we sold to an individual a unit which consists of (i) 4,762 shares of our common stock and (ii) one 1-year warrant to purchase 4,762 shares of our common stock at a price of $1.25 per share, for a total purchase price of $5,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about January 6, 2017, as compensation for services, we issued to Eurasian Capital, LLC 10,000 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about January 11, 2017, as compensation for services, we issued to Air Lease Corporation 7,700,000 shares of our common stock. Air Lease represented that it is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about January 24, 2017, we sold to an individual a unit which consists of (i) 1,000 shares of our common stock and (ii) one 1 year warrant to purchase 1,000 shares of our common stock at a purchase price of $1.50 per share, for a total purchase price of $1,150. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

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On or about January 25, 2017, we sold to an individual 8,334 units with each unit consisting of (i) one share of our common stock and (ii) one 1 year warrant to purchase 8,334 shares of our common stock at a price of $1.20 per share, for a total purchase price of $10,000. The purchaser represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

In February 2017, we sold to an individual a unit which consists of (i) 429,688 shares of our common stock and (ii) one 1-year warrant to purchase 429,688 shares of our common stock at a price of $1.25 per share, for a total purchase price of $550,000. The issuance of the foregoing securities was made in reliance upon the exemption from registration under the Securities Act pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and as a condition to closing, the investor represented that it understands the securities would not be registered under the Securities Act.

On February 9, 2017, as compensation for services, we issued to Eurasian Capital, LLC 4,100 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On February 13-15, 2017, we issued 160,000 shares of common stock upon the exercise of previously issued warrants, at a price of $1.25 per share, for an aggregate price of $200,000. Such shares were sold pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated pursuant thereto.

On or about February 15, 2017, we sold to two individuals a unit which consists of (i) 4,300 shares of our common stock and (ii) one 1-year warrant to purchase 4,300 shares of our common stock at a price of $3.25 per share, for a total purchase price of $10,019. The purchasers represented that they are accredited investors and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about February 21, 2017, we issued to an individual 592,000 shares of common stock upon the exercise of previously issued warrants, at a price of $1.25 per share, for an aggregate price of $740,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about March 1, 2017, we issued to an individual a unit which consists of (i) 100,000 shares of our common stock and (ii) a 3-year warrant to purchase 100,000 shares of our common stock at a price of $1.88 per share, for a total purchase price of $188,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about March 3, 2017, we sold to two individuals a unit which consists of (i) 13,300 shares of our common stock and (ii) a 3-year warrant to purchase 13,300 shares of our common stock at a price of $1.88 per share, for a total purchase price of $25,004. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investors were not U.S. persons, and the investors represented that they understand the securities would not be registered under the Securities Act.

On or about March 9, 2017, as compensation for services, we issued to Eurasian Capital, LLC 4,132 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about March 10, 2017, we issued to an investor a unit which consists of (i) 100,000 shares of our common stock and (ii) a 3-year warrant to purchase 100,000 shares of our common stock at a price of $1.65 per share, for a total purchase price of $165,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

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On or about March 13, 2017, we issued to Air Lease 965,140 shares of our common stock in a transaction not involving a public offering of securities, to comply with our non-dilution agreement with Air Lease.

On or about April 10, 2017, as compensation for services, we issued to Eurasian Capital, LLC 3,760 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about April 11, 2017, we sold to an individual a unit which consists of (i) 62,200 shares of our common stock and (ii) a 3-year warrant to purchase 62,200 shares of our common stock at a price of $2.41 per share, for a total purchase price of $149,902. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about April 19, 2017, we sold to an individual a unit which consists of (i) 120,000 shares of our common stock and (ii) a 3-year warrant to purchase 120,000 shares of our common stock at a price of $2.08 per share, for a total purchase price of $249,600. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about May 9, 2017, as compensation for services, we issued to Eurasian Capital, LLC 3,960 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about May 17, 2017, we sold to an individual a unit which consists of (i) 203,252 shares of our common stock and (ii) a 5-year warrant to purchase 203,252 shares of our common stock at a price of $2.19 per share, for a total purchase price of $250,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about May 17, 2017, we sold to an individual a unit which consists of (i) 203,252 shares of our common stock and (ii) a 5-year warrant to purchase 203,252 shares of our common stock at a price of $2.19 per share, for a total purchase price of $250,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 8, 2017, we sold to an individual a unit which consists of (i) 81,169 shares of our common stock and (ii) a 3-year warrant to purchase 81,169 shares of our common stock at a price of $2.10 per share, for a total purchase price of $135,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 8, 2017, we sold to an individual a unit which consists of (i) 120,250 shares of our common stock and (ii) a 3-year warrant to purchase 120,250 shares of our common stock at a price of $2.08 per share, for a total purchase price of $200,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 13, 2017, we sold to an individual a unit which consists of (i) 24,050 shares of our common stock and (ii) a 3-year warrant to purchase 24,050 shares of our common stock at a price of $1.66 per share, for a total purchase price of $40,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 15, 2017, we issued to an individual 400,000 shares of common stock upon the exercise of warrants at a price of $1.25 per share, for an aggregate price of $500,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

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On or about June 20, 2017, we sold to an individual a unit which consists of (i) 12,000 shares of our common stock and (ii) a 3-year warrant to purchase 12,000 shares of our common stock at a price of $1.97 per share, for a total purchase price of $18,900. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about June 23, 2017, we sold to two individuals, as joint tenants, a unit which consists of (i) 51,921 shares of our common stock and (ii) a 3-year warrant to purchase 51,921 shares of our common stock at a price of $2.41 per share, for a total purchase price of $100,000. The purchasers represented that he is an accredited investor and the foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about July 31, 2017, as compensation for services, we issued to Brighton Capital, Ltd. 50,000 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about August 1, 2017, as compensation for services, we issued to Brighton Capital, Ltd. 10,000 shares of our common stock. The foregoing units were issued in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to that exemption specified by the provisions of Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D.

On or about August 2, 2017, we sold to an individual a unit which consists of (i) 200,000 shares of our common stock and (ii) a 3-year warrant to purchase 200,000 shares of our common stock at a price of $1.34 per share, for a total purchase price of $268,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 2, 2017, we sold to an individual a unit which consists of (i) 200,000 shares of our common stock and (ii) a 3-year warrant to purchase 200,000 shares of our common stock at a price of $1.34 per share, for a total purchase price of $268,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 2, 2017, we sold to an individual a unit which consists of (i) 100,000 shares of our common stock and (ii) a 3-year warrant to purchase 100,000 shares of our common stock at a price of $1.34 per share, for a total purchase price of $134,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 4, 2017, we sold to an individual a unit which consists of (i) 100,000 shares of our common stock and (ii) a 3-year warrant to purchase 100,000 shares of our common stock at a price of $1.56 per share, for a total purchase price of $156,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 7, 2017, we sold to two individuals, as joint tenants, a unit which consists of (i) 200,000 shares of our common stock and (ii) a 3-year warrant to purchase 200,000 shares of our common stock at a price of $1.58 per share, for a total purchase price of $316,000. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 7, 2017, we sold to an individual a unit which consists of (i) 20,000 shares of our common stock and (ii) a 3-year warrant to purchase 20,000 shares of our common stock at a price of $1.58 per share, for a total purchase price of $31,600. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

On or about August 7, 2017, we sold to an individual a unit which consists of (i) 30,000 shares of our common stock and (ii) a 3-year warrant to purchase 30,000 shares of our common stock at a price of $1.58 per share, for a total purchase price of $47,400. The issuance of the foregoing securities is not subject to the registration requirements of the Securities Act, pursuant to Regulation S. No directed selling efforts were made in the United States, the investor was not a U.S. person, and the investor represented that it understands the securities would not be registered under the Securities Act.

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Item 16. Exhibits

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 17. Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that it will:

(1) for purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simi Valley, California, on the 31st day of August, 2017.

Airborne Wireless Network

By:	/s/ Michael J. Warren
	Name:	Michael J. Warren
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Warren, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (1) any and all amendments to this Form S-1 (including post-effective amendments) and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or “cause” to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Michael J. Warren	Chief Executive Officer and Director	August 31, 2017
Michael J. Warren	(principal executive officer)

/s/ J. Edward Daniels	President, Treasurer, Secretary and Director	August 31, 2017
J. Edward Daniels	(principal financial officer and principal accounting officer)

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EXHIBIT INDEX

		Incorporated by Reference

Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
1.1*	Form of Placement Agent Agreement
1.2*	Form of Securities Purchase Agreement
3.1	Amended and Restated Articles of Incorporation, effective as of July 31, 2017	8-K	3.1	08/01/2017
3.2	Amended and Restated Bylaws effective as of July 30, 2017	8-K	3.2	08/01/2017
4.1*	Specimen Certificate evidencing shares of Common Stock
4.2*	Form of Common Stock Purchase Warrant
4.3*	Form of Representative’s Warrant
5.1*	Opinion of McGuireWoods LLP
10.1	Intellectual Property Purchase Agreement with Apcentive, Inc., dated as of July 31, 2016	8-K/A	10.1	10/21/2016
10.2	Consulting Agreement with C. Neal Monte dated as of August 7, 2016	8-K	10.1	8/16/2016
10.3	Memorandum of Understanding between Airborne Wireless Network and Concept Development Inc., dated August 8, 2016	8-K	10.1	8/11/2016
10.4	Memorandum of Understanding between Airborne Wireless Network and Jet Midwest Group, LLC dated August 30, 2016	8-K	10.1	9/1/2016
10.5	Consulting Agreement between Airborne Wireless and Aero Certification and Engineering LLC dated as of October 18, 2016	8-K	10.1	10/26/2016
10.6	Media and Services Agreement with ZapZorn Inc. dated October 24, 2016	10-K	10.12	12/13/2016
10.7	Services and Compensation Agreement between Airborne Wireless Network and Jet Midwest, LLC dated as of October 31, 2016	8-K	10.1	11/1/2016
10.8	Services Agreement between Airborne Wireless Network and IRTH Communications, LLC dated November 2, 2016	10-K	10.11	12/13/2016
10.9	Institutional Market Awareness Agreement between Airborne Wireless Network and Eurasian Capital, LLC dated November 16, 2016	10-K	10.13	12/13/2016
10.10	Memorandum of Understanding between Airborne Wireless Network and Electric Lightwave Holdings, Inc. dated December 12, 2016	8-K	10.1	12/27/2016
10.11	Memorandum of Understanding between Airborne Wireless Network and Air Lease Corporation, dated January 9, 2017	10-Q	10.1	7/17/2017
10.12	Consulting Agreement between Airborne Wireless Network and Brighton Capital, Ltd., dated July 31, 2017	8-K	10.2	8/04/2017

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10.13	Design and Manufacturing Services Agreement between Airborne Wireless Network and ViaLight Communications Gmbh.	8-K	10.1	8/15/2017
10.14†	Employment Agreement between Airborne Wireless Network and Marius D. de Mos dated as of August 19, 2016	8-K	10.1	8/26/2016
10.15†	Employment Agreement between Airborne Wireless Network and Jason T. de Mos dated as of October 7, 2016	8-K	10.1	10/14/2016
10.16†	Employment Agreement between Airborne Wireless Network and Earle Olson dated as of November 1, 2016	10-K	10.10	12/13/2016
10.17†	Employment Agreement between Airborne Wireless Network and Michael J. Warren dated February 1, 2017	8-K	10.1	2/21/2017
10.18†	Employment Agreement between Airborne Wireless Network and J. Edward Daniels dated July 31, 2017	8-K	10.1	8/04/2017
10.19†	Form of Indemnification Agreement for Officers and Directors	8-K	10.1	8/02/2017
10.20†	2017 Stock Option Plan	8-K	10.2	8/02/2017
23.1**	Consent of Pritchett, Silver & Hardy P.C.
23.2**	Consent of Kyle L. Tingle, CPA, LLC
23.3*	Consent of McGuireWoods LLP (to be included in Exhibit 5.1)
24.1**	Power of Attorney (included in signature page to this registration statement)
101**

The following financial information for the fiscal years ended August 31, 2016 and 2015 and nine months ended May 31, 2017 and 2016 formatted in Extensible Business Reporting Language (XBRL): (i) balance sheets, (ii) statements of operations, (iii) statement of stockholders' deficit (not included as part of financial information for the nine months ended May 31, 2017 and 2016), (iv) statements of cash flows and (v) notes to the financial statements.

________

* To be filed by amendment.

** Filed herewith.

† Management contract or plan.

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